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This preliminary prospectus supplement and the information contained herein are subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to Completion
Preliminary Prospectus Supplement Dated May 4, 2015

Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-195749
333-195749-04

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 7, 2014)

$

PRINCIPAL FINANCIAL GROUP, INC.

% Fixed-to-Floating Rate Junior Subordinated Notes due 2055
Fully and Unconditionally Guaranteed by

PRINCIPAL FINANCIAL SERVICES, INC.

           The                        % Fixed-to-Floating Rate Junior Subordinated Notes due 2055 (the "Notes") will bear interest from, and including, the date they are issued to, but excluding,                        , 2020, at a rate of                        % per annum, payable semiannually in arrears on                        and                         of each year, beginning on                         , 2015 and ending on                        , 2020. From, and including,                         , 2020, the Notes will bear interest at a rate per annum equal to the three-month London Interbank Offered Rate ("LIBOR") determined as described in the section entitled "Description of the Notes—Floating-Rate Interest Period" in this prospectus supplement, plus                        %, payable quarterly in arrears on                        ,                         ,                         and                         , beginning on                        , 2020. So long as no event of default with respect to the Notes has occurred and is continuing, we will have the right at one or more times to defer the payment of interest on the Notes as described in the section entitled "Description of the Notes—Option to Defer Interest Payments" in this prospectus supplement for one or more consecutive interest periods that together do not exceed five years. During an extension period (as defined herein), interest will continue to accrue on the Notes, and deferred interest on the Notes will bear additional interest at the annual interest rate then applicable to the Notes.

           The Notes will mature on                        , 2055. Payment of the principal on the Notes will be accelerated only in the case of certain events of bankruptcy, insolvency, reorganization or receivership with respect to us or Principal Financial Services, Inc. and certain events relating to the Subsidiary Guarantee (as defined herein). There is no right of acceleration in the case of default in the payment of interest on the Notes or the performance of any of our other obligations with respect to the Notes.

           We may redeem the Notes, in whole but not in part, at any time prior to                        , 2020, within 90 days after the occurrence of a "rating agency event," at a make-whole redemption price calculated as described in the section entitled "Description of the Notes—Redemption" in this prospectus supplement. We may redeem the Notes, in whole but not in part, at any time prior to                        , 2020, within 90 days after the occurrence of a "tax event" or a "regulatory capital event," at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Redemption Date (as defined herein). On or after                        , 2020, we may redeem the Notes, at our option, at any time and from time to time, in whole or in part, at a redemption price equal to the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

           The Notes will be fully, unconditionally and irrevocably guaranteed (the "Subsidiary Guarantee") by our subsidiary, Principal Financial Services, Inc., which is an intermediary holding company whose assets include all of the outstanding shares of our principal operating companies, including Principal Life Insurance Company.

           The Notes will be our junior subordinated unsecured obligations, will rank equally with all of our future equally ranking junior subordinated indebtedness, if any, and will be subordinated and junior in right of payment to all of our existing and future senior indebtedness. The Subsidiary Guarantee will be a junior subordinated unsecured obligation of Principal Financial Services, Inc., will rank equally with all of Principal Financial Services, Inc.'s future equally ranking junior subordinated indebtedness, if any, and will be subordinated and junior in right of payment to all of its existing and future senior indebtedness.

           The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or included in any automated quotation system.

           We are concurrently offering senior notes by means of a separate prospectus supplement (the "concurrent offering"). The senior notes being offered in the concurrent offering (and the related guarantee of those senior notes by Principal Financial Services, Inc.) will constitute senior indebtedness and, therefore, will rank senior in right of payment to the Notes and the Subsidiary Guarantee offered hereby. The offering of the Notes is not conditioned on the completion of the concurrent offering, and vice versa. There can be no assurance that the concurrent offering will be completed.

           Investing in the Notes involves risks. See the section entitled "Risk Factors" beginning on page S-7 of this prospectus supplement and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Notes.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total

Public Offering Price(1)%	$

Underwriting Discounts %	$

Proceeds to Principal Financial Group, Inc. (before expenses)%	$

(1)
Plus accrued interest, if any, from                        , 2015 if settlement occurs after that date.

           The underwriters expect to deliver the Notes only in book-entry form through the facilities of The Depository Trust Company ("DTC") for the accounts of its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking société anonyme, against payment therefor, in New York, New York on or about                        , 2015.

Joint Book-Running Managers

BofA Merrill Lynch	HSBC	Wells Fargo Securities
Barclays	Deutsche Bank Securities	Goldman, Sachs & Co.

                        , 2015

        You should rely only on the information contained in this prospectus supplement, any related free writing prospectus issued by us (which we refer to as a "company free writing prospectus"), the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, any related company free writing prospectus and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, any related company free writing prospectus and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, any related company free writing prospectus and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Neither the delivery of this prospectus supplement, any related company free writing prospectus and the accompanying prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement, any related company free writing prospectus and the accompanying prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

i

Page
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES	17
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES	30
DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.	41
DESCRIPTION OF DEPOSITARY SHARES	45
DESCRIPTION OF WARRANTS	47
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS	50
DESCRIPTION OF THE TRUST PREFERRED SECURITIES	50
DESCRIPTION OF GUARANTEE BY PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES	63
DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES	66
RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES BY PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES	68
PLAN OF DISTRIBUTION	70
VALIDITY OF SECURITIES	73
EXPERTS	73
WHERE YOU CAN FIND MORE INFORMATION	73
INCORPORATION BY REFERENCE	74

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Principal," the "Company," "we," "us" and "our" or similar terms are to Principal Financial Group, Inc. and its subsidiaries, references to "Principal Financial Services" and the "Subsidiary Guarantor" are to Principal Financial Services, Inc., and references to "Principal Life" are to Principal Life Insurance Company.

        We are offering to sell the Notes only in those jurisdictions in the United States, and may offer the Notes in those jurisdictions in Europe, Asia and elsewhere, where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See the section entitled "Underwriting" in this prospectus supplement.

        You should read this entire prospectus supplement carefully, including the section entitled "Risk Factors," our consolidated financial statements and the related notes thereto and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus and any related company free writing prospectus, before making an investment decision.

ii

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus may be forward-looking statements, including any statements about our projected financial condition and results of operations, future business operations or strategies, financing plans, competitive position, potential growth opportunities or the effects of competition and of future legislation or regulations. These statements can be identified by the use of forward-looking language such as "will likely result," "may," "should," "expects," "plans," "anticipates," "estimates," "projects," "intends," or the negative of these terms or other similar words or expressions. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors. These factors include:

  •
  adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs as well as our access to capital and cost of capital;

  •
  conditions in the global capital markets and the economy generally may materially and adversely affect our business and results of operations;

  •
  continued volatility or declines in the equity, bond or real estate markets could reduce our assets under management ("AUM") and may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income;

  •
  changes in interest rates or credit spreads or a sustained low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period;

  •
  our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, AUM and net income;

  •
  our valuation of investments and the determinations of the amount of allowances and impairments taken on our investments may include methodologies, estimations and assumptions which are subject to differing interpretations and, if changed, could materially adversely affect our results of operations or financial condition;

  •
  any impairments of or valuation allowances against our deferred tax assets could adversely affect our results of operations and financial condition;

  •
  we may face losses if our actual experience differs significantly from our pricing and reserving assumptions;

  •
  the pattern of amortizing our deferred acquisition costs ("DAC") and other actuarial balances on our universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change, impacting both the level of the DAC and other actuarial balances and the timing of our net income;

  •
  we may not be able to protect our intellectual property and may be subject to infringement claims;

iii

  •
  our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life;

  •
  changes in laws or regulations may reduce our profitability;

  •
  changes in accounting standards may reduce the transparency of our reported profitability and financial condition;

  •
  results of litigation and regulatory investigations may affect our financial strength or reduce our profitability;

  •
  from time to time we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material;

  •
  applicable laws and our certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests;

  •
  competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability;

  •
  a downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition;

  •
  guarantees within certain of our products that protect policyholders may decrease our earnings or increase the volatility of our results of operations or financial position under U.S. generally accepted accounting principles ("U.S. GAAP") if our hedging or risk management strategies prove ineffective or insufficient;

  •
  if we are unable to attract and retain qualified employees and sales representatives and develop new distribution sources, our results of operations, financial condition and sales of our products may be adversely impacted;

  •
  our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses;

  •
  we may need to fund deficiencies in our closed block assets;

  •
  a pandemic, terrorist attack, military action or other catastrophic event could adversely affect our net income;

  •
  our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and financial condition;

  •
  we face risks arising from acquisitions of businesses;

  •
  a computer system failure or security breach could disrupt our business, damage our reputation and adversely impact our profitability;

  •
  loss of key vendor relationships or failure of a vendor to protect information of our customers or employees could adversely affect our business or result in losses; and

  •
  our financial results may be adversely impacted by global climate changes.

        Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Form 10-K"), incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors or uncertainties

iv

listed in the section entitled "Risk Factors" in this prospectus supplement and in the 2014 Form 10-K and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        We undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

v

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in the Notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled "Risk Factors" in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, which contain our consolidated financial statements and the related notes.

Principal Financial Group, Inc.

        Principal Financial Group, Inc. is a global investment management leader offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through our diverse family of financial services companies. We had $530.3 billion in AUM and approximately 19.9 million customers worldwide as of March 31, 2015.

        We primarily focus on small- and medium-sized businesses, which we define as companies with fewer than 1,000 employees, providing a broad array of retirement and employee benefit solutions to meet the needs of the business, the business owner and their employees. We are a leading provider of corporate defined contribution plans in the U.S. We are also the leading employee stock ownership plan consultant. In addition, we are a leading provider of nonqualified plans, defined benefit plans and plan termination annuities. We are also one of the largest providers of specialty benefits insurance product solutions.

        We believe small- and medium-sized businesses are an underserved market, offering attractive growth opportunities in the U.S. in retirement services and other employee benefits. We also believe there is a significant opportunity to leverage our U.S. retirement expertise into select international markets that have adopted or are moving toward private-sector defined contribution pension systems. This opportunity is particularly compelling as aging populations around the world are driving increased demand for retirement accumulation, retirement asset management and retirement income management solutions.

        We organize our businesses into the following reportable segments:

  •
  Retirement and Investor Services, which offers a comprehensive portfolio of asset accumulation products and services for retirement savings and investment to businesses of all sizes with a concentration on small- and medium-sized businesses, large institutional clients, and employees of businesses and other individuals;

  •
  Principal Global Investors, which manages assets for sophisticated investors around the world, using a multi-boutique strategy that enables the segment to provide an expanded range of diverse investment capabilities including equity, fixed income, real estate and other alternative investments, focusing on providing services to our other segments and third-party institutional clients;

  •
  Principal International, which offers pension accumulation products and services, mutual funds, asset management, income annuities and life insurance accumulation products through acquisitions, start-up operations and joint ventures in Brazil, Chile, China, Hong Kong Special Administrative Region, India, Mexico and Southeast Asia; and

  •
  U.S. Insurance Solutions, which offers individual and group insurance solutions, focusing on providing comprehensive insurance solutions for small- and medium-sized businesses and their owners and executives.

        We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment.

        The principal executive office for both Principal Financial Group, Inc. and Principal Financial Services, Inc. is located at 711 High Street, Des Moines, Iowa 50392, and the telephone number is (515) 247-5111.

 The Offering

        The terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement, any company free writing prospectus and the accompanying prospectus. For a more detailed description of the Notes and the Subsidiary Guarantee, see the discussion in the section entitled "Description of the Notes" in this prospectus supplement and "Description of Junior Subordinated Debentures" and "Description of Guarantee of Principal Financial Services, Inc." in the accompanying prospectus.

Maturity

        The Notes will mature on                        , 2055 (the "maturity date"). If that day is not a business day, payment of principal and interest will be due on the next business day.

Interest

        Interest will accrue from                        , 2015. From, and including,                        , 2015 to, but excluding,                         , 2020 or any earlier Redemption Date, the Notes will bear interest at a rate of                        % per annum. We will pay accrued interest semiannually in arrears on                        and                         of each year (or if any such date is not a business day, on the next business day, and no interest will accrue as a result of such postponement), beginning on                        , 2015 and ending on                         , 2020, subject to our rights and obligations described in the section entitled "Description of the Notes—Option to Defer Interest Payments" in this prospectus supplement. From, and including,                        , 2020 to, but excluding, the maturity date or any earlier Redemption Date, the Notes will bear interest at a rate per annum equal to three-month LIBOR (as defined herein), plus                        %, and we will pay accrued interest quarterly in arrears on                        ,                         ,                         and                         (or if any of such date is not a business day, on the next business day, except that, if such business day is in the next succeeding calendar month, interest will be payable on the immediately preceding business day, and no interest will accrue or fail to accrue as a result of such postponement or earlier payment), beginning on                        , 2020, subject to our rights and obligations described in the section entitled "Description of the Notes—Option to Defer Interest Payments" in this prospectus supplement.

Option to Defer Interest Payments

        So long as no event of default with respect to the Notes has occurred and is continuing, we will have the right, at any time and from time to time, to defer the payment of interest on the Notes for one or more consecutive interest periods that together do not exceed five years as described in the section entitled "Description of the Notes—Option to Defer Interest Payments" in this prospectus supplement. We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the Notes. During an extension period, interest will continue to accrue on the Notes at the then-applicable annual interest rate described above and deferred interest on the Notes will bear additional interest at the then-applicable annual interest rate, compounded on each interest payment date, subject to applicable law. If we have paid all deferred interest (including compounded interest thereon) on the Notes, we can again defer interest payments on the Notes as described above.

Subsidiary Guarantee

        Our obligations under the Junior Indenture (as defined herein) and the Notes, including payment of principal of, and premium, if any, and interest on the Notes, will be fully, unconditionally and irrevocably guaranteed by the Subsidiary Guarantor. See the section entitled "Description of the Notes—Subsidiary Guarantee" in this prospectus supplement.

Ranking and Subordination

        The Notes will be our junior subordinated unsecured obligations, will rank equally with all of our future equally ranking junior subordinated indebtedness, if any, and will be subordinated and junior in right of payment to all of our existing and future senior indebtedness, which means we will not be able to make any payments on the Notes if we are in default on any of our senior indebtedness. In addition, except to the extent we have a prior or equal claim against our subsidiaries as a creditor or in connection with the junior subordinated obligation of the Subsidiary Guarantor under the Subsidiary Guarantee, the Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including obligations to policyholders.

        The Subsidiary Guarantee will be a junior subordinated unsecured obligation of the Subsidiary Guarantor, will rank equally with all of the Subsidiary Guarantor's future equally ranking junior subordinated indebtedness, if any, and will be subordinated and junior in right of payment to all of its existing and future senior indebtedness, which means the Subsidiary Guarantor will not be able to make any payments on the Notes pursuant to the Junior Indenture or the Subsidiary Guarantee if it is in default on any of its senior indebtedness. In addition, except to the extent the Subsidiary Guarantor has a prior or equal claim against its subsidiaries as a creditor, the Subsidiary Guarantee will be effectively subordinated to all existing and future indebtedness and other liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        See the sections entitled "Description of the Notes—Ranking" and "—Subordination" in this prospectus supplement for a summary of the ranking and subordination provisions of the Notes and the Subsidiary Guarantee, and see the section entitled "Description of the Notes—Subordination" in this prospectus supplement for the definition of "senior indebtedness."

Certain Payment Restrictions Applicable to Us

        We will agree in the Junior Indenture that, so long as any Notes remain outstanding, if we have given notice of our election to defer interest payments on the Notes but the related extension period has not yet commenced or an extension period is continuing, we and our subsidiaries generally will not make any payments with respect to any shares of our capital stock, make any payments pursuant to our debt securities or guarantees that rank upon our liquidation on a parity with or junior to the Notes or any debt securities or guarantees of the Subsidiary Guarantor that rank upon its liquidation on a parity with or junior to the Subsidiary Guarantee, subject to certain limited exceptions. During an extension period, the terms of the Notes permit us to make any payment of current or deferred interest on pari passu securities that is made pro rata to the amounts due on such pari passu securities (including the Notes) and any payment of principal or current or deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities. "Pari passu securities" means indebtedness that by its terms ranks in right of payment upon our liquidation on a parity with the Notes. The terms of the Junior Indenture do not limit the amount of pari passu securities that we may issue. Notwithstanding the foregoing, the terms of the Notes will not restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions, advances or other payments to us or to any of our other subsidiaries.

        See the section entitled "Description of the Notes—Interest Rate and Interest Payment Dates—Dividend and Other Payment Stoppages During Extension Periods and Under Certain Other Circumstances" in this prospectus supplement.

Redemption of the Notes

        We may redeem the Notes (the date of any such redemption, a "Redemption Date") at the applicable redemption price (the "Redemption Price") set forth below:

  •
  on or after                        , 2020, at our option, at any time and from time to time, in whole or in part, at a Redemption Price equal to the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date;

  •
  before                        , 2020, within 90 days after the occurrence of a "tax event" or a "regulatory capital event," in whole but not in part, at a Redemption Price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Redemption Date; and

  •
  before                        , 2020, within 90 days after the occurrence of a "rating agency event," in whole but not in part, at a Redemption Price equal to the make-whole redemption price.

        For more information and the definitions of "rating agency event," "tax event," "regulatory capital event" and "make-whole redemption price," see the section entitled "Description of the Notes—Redemption" in this prospectus supplement.

Events of Default

        An "event of default" with respect to the Notes will occur only upon (i) certain events of bankruptcy, insolvency, reorganization or receivership with respect to us, (ii) certain events of bankruptcy, insolvency, reorganization or receivership with respect to the Subsidiary Guarantor, or (iii) the Subsidiary Guarantee ceasing to be in full force and effect (other than in accordance with its terms) or the Subsidiary Guarantor denying or disaffirming its obligation under the Subsidiary Guarantee.

        There will be no right of acceleration in the case of any payment default or other breaches of covenants under the Junior Indenture or the Notes. Notwithstanding the foregoing, in the case of a default in the payment of any interest on the Notes, including any compounded interest, when such interest becomes due and payable and such default continues for a period of 30 days (and, in the case of payment of deferred interest, such default continues for 30 calendar days after the conclusion of any extension period), or in the case of a default in the payment of the principal of (and premium, if any, on) the Notes at the maturity thereof, the holder of a Note may, or if directed by the holders of a majority in aggregate outstanding principal amount of the Notes, the trustee will, subject to the conditions set forth in the Junior Indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Form and Denomination

        The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, Luxembourg or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems. We will issue certificated Notes only in the limited circumstances described in the section entitled "Description of the Notes—Book-Entry System" in this prospectus supplement.

The Indenture and the Trustee

        The Notes will be issued pursuant to a Junior Subordinated Indenture to be entered into by Principal Financial Group, Inc., Principal Financial Services, as the subsidiary guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the "trustee"), as will be supplemented by a supplemental indenture with respect to the Notes (as supplemented, the "Junior Indenture").

Listing

        The Notes are not, and are not expected to be, listed on any securities exchange nor included in any automated quotation system.

Governing Law

        The Junior Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors

        See the section entitled "Risk Factors" beginning on page S-5 in this prospectus supplement and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Notes.

Use of Proceeds

        We estimate that the net proceeds from this offering will be approximately $                         million after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the estimated net proceeds from this offering, together with the estimated net proceeds from the concurrent offering, to redeem our Series A Non-Cumulative Perpetual Preferred Stock (the "Series A preferred stock") and Series B Non-Cumulative Perpetual Preferred Stock (the "Series B preferred stock"), in whole or in part, and the remainder, if any, for general corporate purposes. See the section entitled "Use of Proceeds" in this prospectus supplement.

Conflicts of Interest

        Because more than 5% of the net proceeds of this offering may be directed to Wells Fargo Securities, LLC or its affiliates as a result of the Series A preferred stock and the Series B preferred stock owned by Wells Fargo Securities, LLC, this underwriter may have a "conflict of interest" with us pursuant to Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA") and, accordingly, this offering will be conducted in compliance with the requirements of Rule 5121. For additional information, see the section entitled "Underwriting (Conflicts of Interest)—Relationships; Conflicts of Interest" in this prospectus supplement.

Concurrent Offering

        We are concurrently offering senior notes by means of a separate prospectus supplement. The senior notes being offered in the concurrent offering (and the related guarantee of those senior notes by Principal Financial Services, Inc.) will constitute senior indebtedness and, therefore, will rank senior in right of payment to the Notes and the Subsidiary Guarantee offered hereby. The offering of the Notes is not conditioned on the completion of the concurrent offering, and vice versa. There can be no assurance that the concurrent offering will be completed.

RISK FACTORS

        An investment in the Notes involves certain risks. In considering whether to purchase the Notes, you should carefully consider the risks described below and all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including but not limited to, the risks and uncertainties discussed in "Item 1A—Risk Factors" of the 2014 Form 10-K and other information that may be incorporated by reference in this prospectus supplement and the accompanying prospectus on or after the date hereof. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks.

We will have the right to defer interest on the Notes for up to five consecutive years.

        We will have the right, at any time and from time to time, to defer interest on the Notes for one or more consecutive interest periods that together do not exceed five years. During any such extension period, holders of Notes will receive limited or no current payments on the Notes. At the end of an extension period, if all amounts due are paid, we may start a new extension period of up to five years. Holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the applicable extension period, at the maturity date, or, if applicable, at the earlier accelerated maturity date or Redemption Date of the Notes.

Deferral of interest payments and other characteristics of the Notes could adversely affect the market price of the Notes.

        To the extent a secondary market develops for the Notes, the market price of the Notes is likely to be adversely affected if we defer payments of interest on the Notes. As a result of our deferral right or if investors perceive that there is a likelihood that we will exercise our deferral right, the market for the Notes may become less active or be discontinued during such an extension period or period of anticipation, and the market price of the Notes may be more volatile than the market prices of other securities that are not subject to a similar deferral right. If we do defer interest on the Notes and you sell your Notes during that extension period, you may not receive the same return on your investment as a holder that continues to hold its Notes until we pay the deferred interest at the end of the applicable extension period.

A holder of the Notes will not have rights of acceleration in the case of payment defaults or other breaches of covenants.

        The events of default under the Junior Indenture are limited to certain events of bankruptcy, insolvency, reorganization or receivership with respect to us or the Subsidiary Guarantor and certain events relating to the Subsidiary Guarantee. There is no right of acceleration in the case of payment defaults or other breaches of covenants under the Junior Indenture.

The Junior Indenture does not limit the amount of indebtedness that we or our subsidiaries can issue and the Notes will be junior in right of payment to all of our existing and future senior indebtedness.

        We and our subsidiaries will not be limited from incurring or issuing any additional indebtedness under the Junior Indenture or the Notes. The Notes will be our junior subordinated unsecured obligations, will rank equally with all of our future equally ranking junior subordinated indebtedness, if any, and will be subordinated and junior in right of payment to all of our existing and future senior indebtedness, which means we will not be able to make any payments on the Notes if we are in default on any of our senior indebtedness. As of March 31, 2015, Principal Financial Group, Inc., on a standalone basis, had $2,449.0 million of senior indebtedness that would have ranked senior in right of payment to the Notes and no indebtedness that would have ranked equally in right of payment with the

Notes. We are concurrently offering senior notes by means of a separate prospectus supplement, which would be senior in right of payment to the Notes.

        The Subsidiary Guarantee will rank equally with all of the Subsidiary Guarantor's future equally ranking junior subordinated indebtedness, if any, and will be subordinated and junior in right of payment to all of its existing and future senior indebtedness, which means the Subsidiary Guarantor will not be able to make any payments on the Notes pursuant to the Junior Indenture or the Subsidiary Guarantee if it is in default on any of its senior indebtedness. As of March 31, 2015, Principal Financial Services had no senior indebtedness that would have ranked senior in right of payment to the Subsidiary Guarantee (other than subsidiary guarantees of our senior indebtedness) and no indebtedness that would have ranked equally in right of payment with the Subsidiary Guarantee. In connection with the concurrent offering, the Subsidiary Guarantor will guarantee the senior notes being offered, which guarantee would be senior in right of payment to the Subsidiary Guarantee.

        Any additional indebtedness incurred could reduce the amount of cash we or the Subsidiary Guarantor would have available to satisfy our respective obligations under the Notes and the Subsidiary Guarantee. We and the Subsidiary Guarantor expect from time to time to incur additional indebtedness.

        The terms of the Notes will not afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transaction involving us. We could enter into any such transaction even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes. The Junior Indenture does not contain provisions that permit the holders of the Notes to require us to repurchase the Notes in the event of a takeover, recapitalization or similar transaction.

We are a holding company with no direct operations and the Subsidiary Guarantor is an intermediary holding company with no direct operations; as a consequence, our ability to satisfy our obligations under the Notes and the Subsidiary Guarantor's ability to satisfy its obligation under the Subsidiary Guarantee will depend in large part on the ability of our and the Subsidiary Guarantor's subsidiaries to pay dividends, and the dividend paying ability of our insurance company subsidiaries is restricted by law.

        We are an insurance holding company whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company whose assets include all of the outstanding shares of Principal Life and other subsidiaries. Our and the Subsidiary Guarantor's ability to meet our respective obligations depends upon the ability of Principal Life and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. See the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—The Holding Companies: Principal Financial Group, Inc. and Principal Financial Services, Inc." in the 2014 Form 10-K, incorporated by reference herein and in the accompanying prospectus. As a result, our cash flows and ability to service our obligations, including the Notes, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. It is possible that in the future Principal Life may be unable to pay dividends in an amount sufficient to permit us or the Subsidiary Guarantor to meet our respective obligations due to a lack of statutory net gain from operations, a diminishing statutory policyholders surplus, changes to the Iowa insurance laws or regulations, or for some other reason. If the Subsidiary Guarantor or Principal Life were unable to pay sufficient dividends to us in the future, we would be unable to meet our obligation to make scheduled payments under the Notes, which would negatively affect our business and financial condition as well as the trading price of the Notes.

The Notes will be effectively subordinated to the indebtedness and other obligations of our subsidiaries, which could impair our ability to make payments on the Notes, and the Subsidiary Guarantee will be effectively subordinated to all existing and future indebtedness and other obligations of the Subsidiary Guarantor's subsidiaries, which could impair the Subsidiary Guarantor's ability to make payments on the Subsidiary Guarantee.

        Except to the extent we have a prior or equal claim against our subsidiaries as a creditor or in connection with the junior subordinated obligation of the Subsidiary Guarantor under the Subsidiary Guarantee, the Notes will be effectively subordinated to all of our subsidiaries' existing and future indebtedness and other liabilities because, as the common stockholder of our subsidiaries, we will be subject to the prior claims of our subsidiaries' creditors, including trade accounts payable and other liabilities arising in the ordinary course of business, the claims of policyholders with respect to our insurance subsidiaries, and the claims of our subsidiaries' preferred stockholders. Creditors of our subsidiaries generally will be paid from the assets of those subsidiaries before holders of the Notes have any claims to those assets by virtue of our equity interest in those subsidiaries. Consequently, the Notes will be effectively subordinated to all liabilities (excluding the Subsidiary Guarantee) of any of our subsidiaries and the claims of their preferred stockholders, policyholders and other creditors.

        Moreover, a default by one or more of our subsidiaries could have a material adverse effect on our ability to meet our obligations under the Notes. In particular, in the event of a default by a subsidiary under any of its indebtedness, the subsidiary's creditors could elect to declare such indebtedness, together with any accrued and unpaid interest and other amounts, to be due and payable prior to any distributions by the subsidiary to pay interest or principal due on the Notes. In addition, if we caused a subsidiary to pay a dividend to enable us to make payments in respect of the Notes, and the dividend were deemed a fraudulent transfer or in breach of relevant corporate or insurance laws, the holders of the Notes could be required to return the payment to (or for the benefit of) the creditors of that subsidiary. In addition, our subsidiaries have no obligation to pay any amounts due on the Notes, other than the Subsidiary Guarantor's obligation under the Subsidiary Guarantee. Substantially all of our business is currently conducted through our subsidiaries, and we expect this to continue.

        Because the Subsidiary Guarantor is an intermediary holding company, the rights of the Subsidiary Guarantor and the rights of its creditors, including the holders of the Notes as beneficiaries of the Subsidiary Guarantee, to a share of the assets of any subsidiary upon the liquidation or recapitalization of such subsidiary will be subject to the prior claims of such subsidiary's creditors, except to the extent the Subsidiary Guarantor may be a creditor with recognized claims against such subsidiary. Accordingly, the Subsidiary Guarantee will be effectively subordinated to all existing and future indebtedness and other liabilities of the Subsidiary Guarantor's subsidiaries, including their trade accounts payable and other liabilities arising in the ordinary course of business (including obligations to policyholders and preferred stockholders). As of March 31, 2015, in addition to the liabilities arising from obligations to our policyholders, the subsidiaries of the Subsidiary Guarantor had approximately $27.2 million of indebtedness that would have been effectively senior to the Subsidiary Guarantee and, therefore, the Notes. In addition, as of March 31, 2015, collateralized private investment vehicles that are "consolidated variable interest entities" because Principal Financial Group, Inc. is the primary beneficiary had approximately $65.6 million of secured indebtedness outstanding that would have been effectively senior to the Notes.

We may redeem the Notes on or after                        , 2020, and at any time in the event of a tax event, rating agency event or regulatory capital event.

        We may redeem the Notes, in whole but not in part, at any time prior to                        , 2020, within 90 days after the occurrence of a "rating agency event," at a Redemption Price equal to the make-whole redemption price calculated as described in the section entitled "Description of the Notes—Redemption" in this prospectus supplement. We may redeem the Notes, in whole but not in part, at any time prior to                        , 2020, within 90 days after the occurrence of a "tax event" or a "regulatory capital event," at a Redemption Price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Redemption Date. On or after                        , 2020, we may redeem the Notes, at our option, at any time and from time to time, in whole or in part, at a Redemption Price equal to the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

        Events that would constitute a "tax event," a "rating agency event" or a "regulatory capital event" could occur at any time and could result in the Notes to be redeemed earlier than would otherwise be the case. If we choose to redeem the Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes.

We may make certain payments on pari passu securities during an extension period.

        During an extension period, the terms of the Notes permit us to make any payment of current or deferred interest on pari passu securities that is made pro rata to the amounts due on such pari passu securities (including the Notes) or any payment of principal or current or deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities. The terms of the Junior Indenture do not limit the amount of pari passu securities that we may issue. The terms of other pari passu securities may require us to make payments of deferred interest that are not made pro rata with payments of deferred interest on the Notes.

If interest payments on the Notes are deferred, the Notes would be treated as issued with original issue discount for U.S. federal income tax purposes at the time of such deferral.

        If we were to defer interest payments on the Notes, the Notes would be treated as issued with original issue discount ("OID") at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a U.S. Holder (as defined in the section entitled "U.S. Federal Income Tax Considerations" in this prospectus supplement) generally would be required to include such OID in income as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. Holder receives any payment attributable to such income, and would not separately report the actual cash payments of interest on the Notes as taxable income. See the section entitled "U.S. Federal Income Tax Considerations—U.S. Holders—Interest on the Notes" in this prospectus supplement.

An active after-market for the Notes may not develop.

        The Notes constitute a new issue of securities with no established trading market. We do not intend to have the Notes listed on any securities exchange or included in any automated dealer quotation system. We cannot assure you that an active after-market for the Notes will develop or be sustained, that holders of the Notes will be able to sell their Notes or that holders of the Notes will be able to sell their Notes at favorable prices.

        If a trading market does develop, general market conditions and unpredictable factors could adversely affect market prices for the Notes, and there can be no assurance about the market prices for the Notes. Several factors, many of which are beyond our control, will influence the market value of the Notes. Factors that might influence the market value of the Notes include, but are not limited to:

  •
  our election to defer interest payments on the Notes (see "—Deferral of interest payments and other characteristics of the Notes could adversely affect the market price of the Notes");

  •
  the number of holders of the Notes;

  •
  the interest of securities dealers in the Notes;

  •
  prevailing interest rates;

  •
  our creditworthiness, financial condition, performance and prospects;

  •
  whether the ratings on the Notes provided by any ratings agency have changed;

  •
  the market for similar securities; and

  •
  economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

        If you purchase Notes, whether in this offering or in the secondary market, the Notes may subsequently trade at a discount to the price that you paid for them. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Notes. Notes purchased in this offering or in the secondary market may subsequently trade at a discount to the price paid for them in any such transaction.

From, and including,                        , 2020, the Notes will bear interest at a floating rate that may be volatile. Uncertainty relating to the LIBOR calculation process may adversely affect the value of your Notes.

        From, and including,                        , 2020 to, but excluding, the maturity date or any earlier Redemption Date, the Notes will bear interest at an annual floating rate of interest equal to three-month LIBOR, as adjusted periodically, plus a fixed margin. This interest rate may be volatile and subject to wide fluctuations in response to factors that are beyond our control. For instance, regulators and law enforcement agencies from a number of governments, including entities in the United States, the United Kingdom, Japan and Canada, and others, are conducting civil and criminal investigations into the manner of calculating LIBOR and in particular whether the banks that contribute to the British Bankers' Association (the "BBA") in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. Actions by the BBA, regulators or law enforcement agencies could result in changes to the manner in which LIBOR is determined, and there can be no assurance that LIBOR will continue to be calculated as it has been historically, if at all. Any such change, as well as manipulative practices or the cessation thereof, may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the value of the Notes. Uncertainty as to the nature of such potential changes may adversely affect the trading market for LIBOR-based securities, including the Notes.

        To the extent that interest rates were to increase significantly, our interest expense and borrowing costs would correspondingly increase, reducing our cash flow and decreasing funds available for our operations. However, there can be no assurance of an increase in market interest rates, including three-month LIBOR, which are currently at low levels relative to historical rates. We may elect to engage in interest rate hedging, although there can be no assurance that such hedging will be available on commercially reasonable terms or at all. Hedging itself carries certain risks, including that we may need to pay a significant amount (including costs) to terminate any hedging arrangements.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

        In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels, fluctuations and trends. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during a floating-rate interest period, and you should not take the historical levels of three-month LIBOR rate as an indication of its future performance.

The Subsidiary Guarantee may be subject to challenge under fraudulent transfer laws.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void any guarantee if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following: (i) insolvent or was rendered insolvent because of the guarantee; (ii) engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity. To the extent the Subsidiary Guarantee with respect to the Notes were to be voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of the Subsidiary Guarantor and would be solely our creditors. In that event, the claims of the holders of the Notes against the Subsidiary Guarantor would be subject to the prior payment of all liabilities of the Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to the voided Subsidiary Guarantee.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for each of the periods indicated:

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges before interest credited on investment products	10.8	8.7	6.4	6.0	5.1	4.7
Ratio of earnings to fixed charges	6.0	4.7	3.2	2.6	2.2	1.8

        We calculate the ratio of "earnings to fixed charges before interest credited on investment products" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) by the sum of interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), and preferred stock dividends by the registrant (PD). The formula for this ratio is: (BT+I+IF–E) / (I+IF+PD).

        We calculate the ratio of "earnings to fixed charges" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) and the addition of interest credited on investment products (IC) by interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), preferred stock dividends by the registrant (PD) and interest credited on investment products (IC). The formula for this calculation is: (BT+I+IF–E+IC) / (I+IF+PD+IC). "Interest credited on investment products" includes interest paid on guaranteed investment contracts, funding agreements and other investment-only pension products. Similar to debt, these products have a total fixed return and a fixed maturity date.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $             million, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the estimated net proceeds from this offering, together with the estimated net proceeds from the concurrent offering, to redeem the Series A preferred stock and the Series B preferred stock, in whole or in part, and the remainder, if any, for general corporate purposes. This offering is not conditioned on the completion of the concurrent offering, and vice versa, and there can be no assurance that the concurrent offering will be completed.

        The Series A preferred stock has an aggregate redemption price of $300 million plus accrued and unpaid dividends to the date of redemption, and the Series B preferred stock has an aggregate redemption price of $250 million plus accrued and unpaid dividends to the date of redemption. This prospectus supplement does not constitute a notice of redemption under the certificates of designation governing the Series A preferred stock or the Series B preferred stock.

        Pending such use, we may invest the net proceeds temporarily in short-term, interest-bearing, investment-grade securities or similar assets.

        For additional information, see the section entitled "Underwriting (Conflicts of Interest)—Relationships; Conflicts of Interest" in this prospectus supplement.

 CAPITALIZATION

        The following table shows our cash and cash equivalents and our consolidated capitalization as of March 31, 2015 (i) on an actual basis and (ii) on an as adjusted basis giving effect to the sale of the Notes offered hereby and the sale of the senior notes in the concurrent offering, and the application of the net proceeds therefrom (assuming that the Series A preferred stock and the Series B preferred stock are redeemed in full). This information should be read in conjunction with the section entitled "Use of Proceeds" in this prospectus supplement and our unaudited consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which is incorporated by reference herein and in the accompanying prospectus.

	As of March 31, 2015
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$1,452.0	$

Long-term debt	$2,514.6	$
Notes offered hereby	—
Senior notes offered in the concurrent offering	—

Total long-term debt	2,514.6
Series A preferred stock	—
Series B preferred stock	0.1
Common stock	4.6
Additional paid-in capital	9,975.6
Retained earnings	6,420.4
Accumulated other comprehensive income (loss)	28.0
Treasury stock, at cost	(6,006.1)

Total stockholders' equity attributable to Principal Financial Group, Inc.	10,422.6
Noncontrolling interest	69.5

Total stockholders' equity	10,492.1

Total capitalization	$13,006.7	$

        In addition to long-term debt outstanding, as of March 31, 2015, we had short-term debt outstanding of $27.2 million.

 SELECTED FINANCIAL INFORMATION

        The following table sets forth certain selected historical consolidated financial information of Principal Financial Group, Inc. We derived the consolidated financial information (except for amounts referred to as "Other Supplemental Data") for each of the years ended December 31, 2014, 2013 and 2012 and as of December 31, 2014 and 2013 from our audited consolidated financial statements and notes to the financial statements included in the 2014 Form 10-K, which is incorporated by reference herein and in the accompanying prospectus. This selected consolidated financial information should be read in conjunction with and is qualified by reference to these financial statements and the related notes. We derived the consolidated financial information (except for amounts referred to as "Other Supplemental Data") for the years ended December 31, 2011 and 2010 and as of December 31, 2012, 2011 and 2010 from our audited consolidated financial statements not included or incorporated by reference in this prospectus supplement or the accompanying prospectus. The selected consolidated financial information as of and for the three months ended March 31, 2015 and 2014 has been derived from the unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which is incorporated by reference herein and in the accompanying prospectus. The following consolidated statements of operations and consolidated statements of position data have been prepared in conformity with U.S. GAAP.

        In order to fully understand our consolidated financial information, you should read the following information in conjunction with our financial statements and the notes thereto and the other financial and statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The results for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period, and the interim period results are not necessarily indicative of the results for the full year.

	As of or for the
	Three Months Ended March 31		Year Ended December 31,
	2015	2014	2014(1)	2013(1)	2012(1)	2011	2010
	($ in millions, except per share data and as noted)
Consolidated Statement of Operations Data:
Revenues:
Premiums and other considerations	$916.4	$803.6	$3,722.9	$3,154.1	$3,219.4	$2,891.0	$3,555.5
Fees and other revenues	950.8	829.7	3,482.1	3,222.2	2,626.7	2,526.7	2,337.1
Net investment income	723.9	844.7	3,257.9	3,138.4	3,254.9	3,375.3	3,495.8
Net realized capital gains (losses)	66.2	0.6	14.7	(225.2)	114.1	(122.3)	(190.2)

Total revenues	$2,657.3	$2,478.6	$10,477.6	$9,289.5	$9,215.1	$8,670.7	$9,198.2

Income from continuing operations, net of related income taxes	$429.1	$324.1	$1,176.4	$936.1	$825.4	$674.5	$670.5
Net income	$429.1	$324.1	$1,176.4	$936.1	$825.4	$674.5	$670.5
Net income attributable to noncontrolling interest	6.7	22.2	32.3	23.4	18.8	36.2	17.9

Net income attributable to Principal Financial Group, Inc.	422.4	301.9	1,144.1	912.7	806.6	638.3	652.6
Preferred stock dividends	8.2	8.2	33.0	33.0	33.0	33.0	33.0

Net income available to common stockholders	$414.2	$293.7	$1,111.1	$879.7	$773.6	$605.3	$619.6

Consolidated Statement of Financial Position Data:
Total assets	$222,494.9	$211,193.9	$219,087.0	$208,191.4	$161,830.2	$147,271.5	$144,591.3
Long-term debt	$2,514.6	$2,516.0	$2,531.2	$2,601.4	$2,671.3	$1,564.8	$1,583.7
Series A preferred stock	$—	$—	$—	$—	$—	$—	$—
Series B preferred stock	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1
Total stockholders' equity attributable to Principal Financial Group, Inc.	$10,422.6	$9,987.9	$10,184.0	$9,684.2	$9,683.4	$8,952.4	$9,089.6
Noncontrolling interest	69.5	70.0	48.0	92.8	20.0	353.8	157.2

Total stockholders' equity	$10,492.1	$10,057.9	$10,232.0	$9,777.0	$9,703.4	$9,306.2	$9,246.8

Other Supplemental Data:
AUM ($ in billions)	$530.3	$495.5	$519.3	$483.2	$403.0	$335.0	$318.8

(1)
For a discussion of items materially affecting the comparability of 2014, 2013 and 2012, please see Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations—Transactions Affecting Comparability of Results of Operations" in the 2014 Form 10-K, which is incorporated by reference herein and in the accompanying prospectus.

DESCRIPTION OF THE NOTES

        The Notes offered by this prospectus supplement are a series of "junior subordinated debentures" as described in the accompanying prospectus. This description supplements the description of the general terms and provisions of the junior subordinated debentures found in the accompanying prospectus in the section entitled "Description of Junior Subordinated Debentures."

        Capitalized terms used and not otherwise defined below or elsewhere in this prospectus supplement or the accompanying prospectus are used with the respective meanings given thereto in the Junior Subordinated Indenture to be entered into by Principal Financial Group, Inc., Principal Financial Services, as the subsidiary guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the "trustee"), as will be supplemented by a supplemental indenture with respect to the Notes (as supplemented, the "Junior Indenture"). Any reference to "Notes" contained in this prospectus supplement refers to the                        % Fixed-to-Floating Rate Junior Subordinated Notes due 2055 offered by this prospectus supplement, unless the context indicates otherwise. In this "Description of the Notes," references to "Principal," "we," "us" and "our" or similar terms are only to Principal Financial Group, Inc. and not its subsidiaries, and references to the "Subsidiary Guarantor" are only to Principal Financial Services, Inc. and not its subsidiaries.

General

        The Notes will mature on                        , 2055. The Notes initially will be limited to $                        aggregate principal amount. We may, without the consent of the holders of the Notes, increase the principal amount of the Notes in the future, on the same terms and conditions (except that the public offering price, the first interest payment date and the issue date may vary) and with the same CUSIP and ISIN numbers as the Notes being offered by this prospectus supplement.

        The Notes will not be subject to any sinking fund provision. Principal of, and premium, if any, and interest on the Notes will be payable, and transfers of the Notes will be registrable, at our office or agency in the Borough of Manhattan, The City of New York. Transfers of the Notes will also be registrable at any of our other offices or agencies that we may maintain for that purpose. The Notes are to be issued in denominations of $2,000 or any multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

Subsidiary Guarantee

        Our obligations under the Junior Indenture and the Notes, including payment of principal of, and premium, if any, and interest on the Notes, will be fully, unconditionally and irrevocably guaranteed by the Subsidiary Guarantor, which is an intermediary holding company whose assets include all of the outstanding shares of our principal operating companies.

Ranking

Ranking of the Notes

        The Notes will be our junior subordinated unsecured obligations, will rank equally with all of our future equally ranking junior subordinated indebtedness, if any, and will be subordinated and junior in right of payment to all of our existing and future senior indebtedness, which means we will not be able to make any payments on the Notes if we are in default on any of our senior indebtedness. See the section entitled "—Subordination" below for a summary of the subordination provisions of the Notes and the Subsidiary Guarantee and for the definition of "senior indebtedness." The Notes will rank senior to all of our equity securities and any of our securities that expressly by their terms are junior or otherwise subordinated to the Notes. In addition, except to the extent we have a prior or equal claim against our subsidiaries as a creditor or in connection with the junior subordinated obligation of the

Subsidiary Guarantor under the Subsidiary Guarantee, the Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including obligations to policyholders.

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, Principal's ability to satisfy its obligations under the Notes and the Subsidiary Guarantor's ability to satisfy its obligation under the Subsidiary Guarantee will depend on the ability of Principal Life and our other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the Notes, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us.

Ranking of the Subsidiary Guarantee

        The Subsidiary Guarantee will be a junior subordinated unsecured obligation of the Subsidiary Guarantor, will rank equally with all of the Subsidiary Guarantor's future equally ranking junior subordinated indebtedness, if any, and will be subordinated and junior in right of payment to all of its existing and future senior indebtedness, which means the Subsidiary Guarantor will not be able to make any payments on the Notes pursuant to the Junior Indenture or the Subsidiary Guarantee if it is in default on any of its senior indebtedness. See the section entitled "—Subordination" for a summary of the subordination provisions of the Notes and the Subsidiary Guarantee and for the definition of "senior indebtedness." The Subsidiary Guarantee will rank senior to all of the equity securities of the Subsidiary Guarantor and any of the securities of the Subsidiary Guarantor that expressly by their terms are junior or otherwise subordinated to the Subsidiary Guarantee. In addition, except to the extent the Subsidiary Guarantor has a prior or equal claim against its subsidiaries as a creditor, the Subsidiary Guarantee will be effectively subordinated to all existing and future indebtedness and other liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

Subordination

        In the Junior Indenture, we will agree, and holders of the Notes will be deemed to have agreed, that the Notes will be subordinate and junior in right of payment to prior payment in full of all amounts then due and payable in respect of all of our senior indebtedness to the extent provided in the Junior Indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of our senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on such senior indebtedness before the holders of the Notes will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the Notes.

        If the maturity of any Note is accelerated, the holders of all of our senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before holders of the Notes will be entitled to receive any payment of the principal of, premium, if any, or interest on the Notes.

        We will not make any payments of principal of, premium, if any, or interest on the Notes or for the repurchase or other acquisition of Notes if:

  •
  a default in any payment on any of our senior indebtedness then exists;

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  an event of default on any of our senior indebtedness resulting in the acceleration of its maturity then exists; or

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  any judicial proceeding is pending in connection with any such default in payment or event of default.

        When we use the term "indebtedness," we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  any obligation of, or any obligation guaranteed by, that person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

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  any obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created;

  •
  any capital lease obligation of that person; and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness," we mean the principal of, premium, if any, and interest on our indebtedness, whether incurred on, prior to, or after the date of the Junior Indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the Notes or Subsidiary Guarantee, as applicable, or to other indebtedness which ranks equally with, or junior to, the Notes or Subsidiary Guarantee, as applicable. Interest on senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not the claim for post-petition interest is allowed in that proceeding.

        The Subsidiary Guarantee will be subordinate and junior in right of payment to all senior indebtedness of the Subsidiary Guarantor to the same extent as the foregoing subordination provisions with respect to the Notes.

Consolidation, Merger, Sale of Assets and Other Transactions

Principal

        The Junior Indenture will contain a negative covenant limiting Principal's ability to effect a consolidation, merger and sale of assets. See the section entitled "Description of Junior Subordinated Debentures—Consolidation, Merger, Sale of Assets and Other Transactions" in the accompanying prospectus. This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of Principal or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Subsidiary Guarantor

        The Subsidiary Guarantee will provide that the Subsidiary Guarantor will not consolidate with or merge with or into any other person or convey, transfer or lease its assets substantially as an entirety to any person, and no person may consolidate with or merge with or into the Subsidiary Guarantor, unless the Subsidiary Guarantor or Principal is the surviving company in any merger or consolidation, or:

  •
  if the Subsidiary Guarantor consolidates with or merges into another person or conveys, transfers or leases its assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes all of the obligations of the Subsidiary Guarantor under the Junior Indenture and the Subsidiary Guarantee;

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  immediately after giving effect to the consolidation, merger, conveyance, transfer or lease there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

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  other conditions described in the Subsidiary Guarantee are met.

        The Subsidiary Guarantee will further provide that upon any consolidation of the Subsidiary Guarantor with, or merger of the Subsidiary Guarantor into, another person or any conveyance, transfer or lease of the assets of the Subsidiary Guarantor substantially as an entirety to any person, the successor person formed by such consolidation or into which the Subsidiary Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under the Subsidiary Guarantee with the same effect as if such successor person had been named as the Subsidiary Guarantor, and thereafter, except in the case of any lease, the Subsidiary Guarantor shall be relieved of all obligations and covenants under the Subsidiary Guarantee.

        This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of the Subsidiary Guarantor's wholly owned subsidiaries to the Subsidiary Guarantor, to Principal or to other wholly owned subsidiaries of the Subsidiary Guarantor. In addition, this covenant would not apply to any recapitalization transaction, a change of control of the Subsidiary Guarantor or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by the Subsidiary Guarantor or the conveyance, transfer or lease of the Subsidiary Guarantor's assets substantially as an entirety.

Interest Rate and Interest Payment Dates

Fixed-Rate Interest Period

        From, and including,                        , 2015 to, but excluding,                        , 2020 or any earlier Redemption Date, the Notes will bear interest at a rate of                        % per annum, and we will pay accrued interest semiannually in arrears on                        and                         of each year (or if any such date is not a business day, on the next business day, and no interest will accrue as a result of such postponement), beginning on                        , 2015 and ending on                        , 2020, subject to our rights and obligations described in the section entitled "—Option to Defer Interest Payments" below. We refer to these dates as "fixed-rate interest payment dates" and we refer to the period from, and including,                        , 2015 to, but excluding, the first fixed-rate interest payment date and each successive period from, and including, a fixed-rate interest payment date to, but excluding, the next fixed-rate interest payment date as a "fixed-rate interest period."

        Interest payments will be made to the persons or entities in whose names the Notes are registered at the close of business on                        and                         (whether or not a business day), as the case may be, immediately preceding the related fixed-rate interest payment date. The amount of interest payable for any fixed-rate interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        A "business day" is any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York, New York or Des Moines, Iowa, the corporate trust office of the trustee, or any place of payment are authorized or required by law or executive order to close, or (iii) on or after                        , 2020, a day that is not a London banking day (as defined below).

Floating-Rate Interest Period

        From, and including,                        , 2020 to, but excluding, the maturity date or any earlier Redemption Date, the Notes will bear interest at a rate per annum equal to three-month LIBOR, plus                        %, and we will pay accrued interest quarterly in arrears on                        ,                         ,                         and                         (or if any such date is not a business day, on the next business day, except that, if such business day is in the next succeeding calendar month, interest will be payable on the immediately preceding business day, and no interest will accrue or fail to accrue as a result of such postponement or earlier payment) (the "floating-rate interest payment dates" and, together with the fixed-rate interest payment dates, the "interest payment dates"), beginning on                        , 2020, subject to our rights and obligations described in the section entitled "—Option to Defer Interest Payments" below. We refer to the period from, and including,                        , 2020 to, but excluding, the first floating-rate interest payment date and each successive period from and including a floating-rate interest payment date to, but excluding, the next floating-rate interest payment date as a "floating-rate interest period" and, together with each fixed-rate interest period, an "interest period."

        Interest payments will be made to the persons or entities in whose names the Notes are registered at the close of business on                        ,                         ,                         and                         (whether or not a business day), as the case may be, immediately preceding the related floating-rate interest payment date. The amount of interest payable for any floating-rate interest period will be computed on the basis of a 360-day year and the actual number of days elapsed.

        For the purposes of calculating interest due on the Notes during any floating-rate interest period:

          "Three-month LIBOR" means, with respect to any floating-rate interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that floating-rate interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR determination date (as defined below) for that floating-rate interest period. If such rate does not appear on Reuters Page LIBOR01 on any LIBOR determination date, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that floating-rate interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as defined below) after consultation with us, at approximately 11:00 a.m., London time, on the LIBOR determination date for that floating-rate interest period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that floating-rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that floating-rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent after consultation with us, at approximately 11:00 a.m., New York City time, on the first day of that floating-rate interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that floating-rate interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that floating-rate interest period will be the same as three-month LIBOR as determined for the previous floating-rate interest period or, in the case of the floating-rate interest period beginning on                        , 2020,                        %. The establishment of three-month LIBOR for each floating-rate interest period by the calculation agent will (in the absence of manifest error) be final and binding.

          "calculation agent" means The Bank of New York Mellon Trust Company, N.A., or any other firm appointed by us, acting as calculation agent.

          "Reuters Page LIBOR01" means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by us as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

          "LIBOR determination date" means the second London banking day immediately preceding the first day of the relevant floating-rate interest period.

          "London banking day" means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

Option to Defer Interest Payments

        So long as no event of default with respect to the Notes has occurred and is continuing, we will have the right, at any time and from time to time, to defer the payment of interest on the Notes for one or more consecutive interest periods that together do not exceed five years for any single extension period. We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default (which, under the Junior Indenture, is limited to certain events of bankruptcy, insolvency, reorganization or receivership with respect to us or the Subsidiary Guarantor and certain events relating to the Subsidiary Guarantee) or any other earlier acceleration or redemption of the Notes.

        During an extension period, interest will continue to accrue on the Notes, and deferred interest on the Notes will bear additional interest at the then-applicable annual interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, an "extension period" refers to the period beginning on an interest payment date with respect to which we elect to defer the payment of interest on the Notes and ending on the earlier of (i) the fifth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the Notes. When we use the term "interest" in this prospectus supplement, we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

        During an extension period, the terms of the Notes permit us to make (i) any payment of current or deferred interest on pari passu securities that is made pro rata to the amounts due on such pari passu securities (including the Notes) and (ii) any payment of principal or current or deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities. The terms of other pari passu securities may require us to make payments of deferred interest that are not made pro rata with payments of deferred interest on the Notes.

        At the end of five years following the commencement of any extension period, we must pay all accrued and unpaid deferred interest, including compounded interest. If we have paid all deferred interest (including compounded interest thereon) on the Notes, we can again defer interest payments on the Notes as described above.

        We will give the holders of the Notes and the trustee written notice of our election to commence or continue any extension period at least one business day and not more than 60 business days before the next interest payment date. Such notice shall be given to the trustee and each holder of the Notes, at such holder's address appearing in the security register, by first-class mail, postage prepaid.

        We have no present intention to defer interest payments.

Dividend and Other Payment Stoppages During Extension Periods and Under Certain Other Circumstances

        We will agree in the Junior Indenture that, so long as any Notes remain outstanding, if:

  •
  we have given notice of our election to defer interest payments on the Notes but the related extension period has not yet commenced; or

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  an extension period is continuing;

        then we will not, nor will we permit any of our subsidiaries to:

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  declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

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  make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of (x) our debt securities that rank upon our liquidation on a parity with or junior to the Notes or (y) any debt securities of the Subsidiary Guarantor that rank upon its liquidation on a parity with or junior to the Subsidiary Guarantee;

  •
  make any guarantee payments pursuant to any guarantee issued by us of debt securities of any of our subsidiaries if the guarantee ranks upon our liquidation on a parity with or junior to the Notes; or

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  make any guarantee payments pursuant to any guarantee issued by the Subsidiary Guarantor of our debt securities or the debt securities of any of our subsidiaries if such guarantee ranks upon the Subsidiary Guarantor's liquidation on a parity with or junior to the Subsidiary Guarantee.

        The restrictions listed above do not apply to:

  •
  any purchase, redemption or other acquisition of shares of capital stock in connection with:

  •
  any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of our employees, officers, directors, consultants or independent contractors;

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  the satisfaction of our obligations pursuant to any contract entered into prior to the beginning of the applicable extension period;

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  a dividend reinvestment or shareholder purchase plan; or

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  the issuance of shares of capital stock, or securities convertible into or exercisable for such shares of capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable extension period;

  •
  any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

  •
  any purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such shares or the securities being converted or exchanged;

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  any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

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  any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

  •
  (i) any payment of current or deferred interest on pari passu securities that is made pro rata with respect to the amounts due on such pari passu securities (including the Notes) and (ii) any payment of principal or current or deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities.

        Notwithstanding the foregoing, the terms of the Notes will not restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions, advances or other payments to us or to any of our other subsidiaries.

Redemption

        The Notes are redeemable at our election on or after                        , 2020 or within 90 days after the occurrence of certain events prior to                        , 2020, in each case at the applicable Redemption Price set forth below.

        We may redeem the Notes:

            (a)   on or after                        , 2020, at our option, at any time and from time to time, in whole or in part, at a Redemption Price equal to the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date;

            (b)   before                        , 2020, within 90 days after the occurrence of a "tax event" or a "regulatory capital event," in whole but not in part, at a Redemption Price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Redemption Date; and

            (c)   before                        , 2020, within 90 days after the occurrence of a "rating agency event," in whole but not in part, at a Redemption Price equal to the make-whole redemption price.

        If we have given notice as provided in the Junior Indenture and made funds available for the redemption of any Notes called for redemption on the Redemption Date referred to in that notice, those Notes will cease to bear interest on that Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice. We will give written notice of any redemption of any Notes to holders of the Notes to be redeemed at their addresses, as shown in the security register for the Notes, at least 30 days and not more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other items, the Redemption Date, the Redemption Price and the aggregate principal amount of the Notes to be redeemed.

        If we choose to redeem less than all of the Notes, the particular Notes to be redeemed shall be selected by the trustee not more than 45 days prior to the Redemption Date. The trustee will select the method in its sole discretion, in such manner as it shall deem appropriate and fair, subject to the procedures of the depositary, for the Notes to be redeemed in part.

        As used in this prospectus supplement:

          "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes were to mature on                        , 2020) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means, with respect to any Redemption Date for the Notes, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if we obtain fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means an independent investment banking institution of national standing appointed by us.

          "make-whole redemption price" means the greater of:

              (i)  100% of the principal amount of the Notes to be redeemed; or

             (ii)  an amount equal to the present value of a principal payment on                        , 2020 plus the sum of the present values of the scheduled payments of interest that would have accrued on the Notes to be redeemed from the Redemption Date to                        , 2020, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus                        basis points, as calculated by an Independent Investment Banker;

    plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, such Redemption Date.

          "rating agency event" means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended, that then publishes a rating with respect to us (a "rating agency") amends, clarifies, changes or replaces any criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification, change or replacement results in:

            (a)   the shortening of the length of time the Notes are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Notes; or

            (b)   the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Notes.

          "Reference Treasury Dealer" means each of (i) HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") selected by Wells Fargo Securities, LLC, or their respective successors, and (ii) two other Primary Treasury Dealers selected by us; provided that if any of the foregoing cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

          "regulatory capital event" means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the full principal amount of the Notes would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

          "tax event" means the receipt by us of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:

            (a)   amendment to, clarification of or change in (including any announced proposed amendment to, clarification of or change in) the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or announced or that becomes effective on or after the initial issuance of the Notes;

            (b)   official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority that reflects an amendment to, clarification of or change in, the interpretation or application of those laws or regulations that is announced or that becomes effective on or after the initial issuance of the Notes; or

            (c)   threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which challenge is asserted against us or becomes publicly known on or after the initial issuance of the Notes;

  there is more than an insubstantial increase in the risk that interest accruing or payable by us on the Notes is not, or within 90 days of the date of such opinion will not be, wholly deductible by us for U.S. federal income tax purposes.

          "Treasury Rate" means the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

Events of Default

Events of Default with Respect to the Notes

        Each of the following will constitute an event of default for the Notes:

  •
  certain events of bankruptcy, insolvency, reorganization or receivership with respect to us; or

  •
  certain events of bankruptcy, insolvency, reorganization or receivership with respect to the Subsidiary Guarantor; or

  •
  the Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with its terms) or the Subsidiary Guarantor denies or disaffirms its obligation under the Subsidiary Guarantee.

        There will be no right of acceleration in the case of any payment default or other breach of covenants under the Junior Indenture or the Notes. Notwithstanding the foregoing, in the case of a default in the payment of any interest on the Notes, including any compounded interest, when such interest becomes due and payable and such default continues for a period of 30 days (and, in the case of payment of deferred interest, such default continues for 30 calendar days after the conclusion of any extension period), or in the case of a default in the payment of the principal of (and premium, if any, on) the Notes at the maturity thereof, the holder of a Note may, or, if directed by the holders of a majority in aggregate outstanding principal amount of the Notes, the trustee will, subject to the conditions set forth in the Junior Indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Effect of Events of Default

        The holders of a majority in aggregate outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Notes may declare the principal of the Notes and accrued but unpaid interest thereon due and payable immediately upon an event of default (other than an event of default relating to our bankruptcy, insolvency, reorganization or receivership). If an event of default relating to our bankruptcy, insolvency, reorganization or receivership occurs, the principal amount of all Notes and accrued but unpaid interest thereon shall automatically become due and payable.

Waiver of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the Notes may rescind and annul the declaration of an event of default and its consequences if:

  •
  all other events of default have been cured or waived; and

  •
  we have paid or deposited with the trustee a sum sufficient to pay:

  •
  all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration; and

  •
  certain amounts owing to the trustee, its agents and counsel.

        The holders of a majority in aggregate outstanding principal amount of the Notes affected by the default may, on behalf of the holders of all the Notes, waive any past default and its consequences, except a default (1) in the payment of the principal of, or premium, if any, or interest on, any Note or (2) in respect of a covenant or provision which under the Junior Indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

        We will be required under the Junior Indenture to file a certificate of compliance with the trustee annually.

Defeasance and Covenant Defeasance

        The Junior Indenture will provide that, at any time on or prior to                        , 2020, we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under the Notes at any time, and that we may also be released from our obligations described in the section entitled "—Consolidation, Merger, Sale of Assets and Other Transactions" above and from certain other obligations imposed by the supplemental indenture with respect to the Notes, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if:

  •
  we irrevocably deposit or cause to be deposited with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge, on                        , 2020, the principal of (and any premium on) the Notes, and, on their respective stated maturities, the scheduled payments of interest that will accrue on the Notes from the date of the deposit to                        , 2020;

  •
  we deliver to the trustee an opinion of counsel to the effect that the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge or such deposit and covenant defeasance were not to occur, and, in the case of a defeasance, this opinion must be based on a ruling we have received from, or that has been published by, the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of execution of the Junior Indenture;

  •
  no event of default under the Junior Indenture has occurred and is continuing;

  •
  such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

  •
  such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

  •
  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

  •
  other conditions specified in the Junior Indenture are met.

        The trustee will pay, on                        , 2020 to holders of the Notes as shown in the security register for the Notes, the principal of (and any premium on) the Notes, and, on their respective stated maturities, the scheduled payments of interest that will accrue on the Notes from the date of the deposit to                        , 2020, in each case in accordance with the provisions of the Junior Indenture. If we elect defeasance or covenant defeasance with respect to the Notes as described above, and we have deposited or caused to be deposited trust funds as described above, we will be required to redeem the Notes in whole on                        , 2020 in accordance with the procedures set forth in the Junior Indenture.

        The Junior Indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Satisfaction and Discharge

        The Junior Indenture will provide that when, among other things, all Notes not previously delivered to the trustee for cancellation:

  •
  have become due and payable; or

  •
  will become due and payable at their stated maturity within one year; or

  •
  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense;

        and we deposit or cause to be deposited with the trustee, in trust, (1) money; (2) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (3) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or Redemption Date, as the case may be, and we have paid or caused to be paid all other sums due under the Junior Indenture, then the Junior Indenture will cease to be of further effect with respect to the Notes and we will be deemed to have satisfied and discharged the Junior Indenture with respect to the Notes. We will continue to be obligated to pay certain other sums due under the Junior Indenture and to provide the officers' certificates and opinions of counsel described in the Junior Indenture.

Modification of the Junior Indenture and the Subsidiary Guarantee

        The Junior Indenture may be modified or amended as described in the section entitled "Description of Junior Subordinated Debentures—Modification of Indenture" in the accompanying prospectus. The Subsidiary Guarantee may be modified or amended on the same terms as the Junior Indenture.

Agreed Tax Treatment

        We agree, and, by acquiring an interest in a Note, each beneficial owner of a Note agrees, to treat the Notes as indebtedness for U.S. federal income tax purposes.

Global Securities

        The Notes will be issued in the form of one or more global securities that will be deposited with, or on behalf of, the depositary, The Depository Trust Company ("DTC" or the "depositary"). Interests in the global securities will be issued only in denominations of $2,000 or any multiple of $1,000 in excess thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, a global security may not be transferred except as a whole to a nominee of the depositary for the global security, or by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee to a successor depositary or a nominee of the successor depositary.

Same-Day Settlement and Payment

        Settlement for the Notes will be made by the underwriters in immediately available funds. So long as the depositary continues to make same-day settlement available to us, all payments of principal and interest on the Notes will be made by us in immediately available funds.

        The depositary will facilitate same-day settlement for trading in the Notes until maturity, and secondary market trading activity in the Notes will therefore be required by the depositary to settle in immediately available funds.

Book-Entry System

DTC

        Initially, the Notes will be registered in the name of Cede & Co., the nominee of the depositary. Accordingly, beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the depositary and its participants.

        The depositary has advised us and the underwriters as follows: the depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the United States Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants ("Direct Participants") deposit with the depositary. The depositary also eliminates the need for physical movement of securities certificates by facilitating the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in the Direct Participants' accounts. Direct Participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation ("DTCC"). DTCC is a holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Incorporation, all of which are registered clearing agencies. Access to the depositary's book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly

("Indirect Participants"). The rules applicable to the depositary and its Direct and Indirect Participants are on file with the SEC.

        The depositary advises that its established procedures provide that:

  •
  upon our issuance of the Notes, the depositary will credit the accounts of Direct Participants designated by the underwriters with the principal amounts of the Notes purchased by the underwriters; and

  •
  ownership of interests in the global securities will be shown on, and the transfer of the ownership will be effected only through, records maintained by the depositary, the Direct Participants and the Indirect Participants.

        The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Persons required to take physical delivery of securities they own may not be able to purchase beneficial interests in the global securities.

        So long as a nominee of the depositary is the registered owner of the global securities, the nominee for all purposes will be considered the sole owner or holder of the global securities under the Junior Indenture. Except as provided below, owners of beneficial interests in the global securities will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Junior Indenture.

        Neither we, the trustee, any paying agent nor the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Principal, premium and interest payments on the Notes registered in the name of the depositary's nominee will be made in immediately available funds to the depositary's nominee as the registered owner of the global securities. Under the terms of the Notes, we and the trustee will treat the persons in whose names the Notes are registered as the owners of those Notes for the purpose of receiving payment of principal and interest on those Notes and for all other purposes whatsoever. Therefore, neither we, the trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the global securities. The depositary has advised us and the trustee that its current practice is, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date in accordance with their respective holdings of beneficial interests in the global securities as shown on the depositary's records, unless the depositary has reason to believe that it will not receive payment on the payment date. Payments by Direct and Indirect Participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Direct and Indirect Participants and not of the depositary, the trustee or us, subject to any statutory requirements that may be in effect from time to time. Payment of principal and interest to the depositary is our responsibility or the responsibility of the trustee; disbursement of those payments to the owners of beneficial interests in the global securities shall be the responsibility of the depositary and Direct and Indirect Participants.

        Notes represented by a global security will be exchangeable for Notes in definitive form of like tenor as the global security in denominations of $2,000 or any multiple of $1,000 in excess thereof if the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days or we in our discretion at any time determine not to require all of the Notes to be represented by a global security and notify the trustee thereof. Any Notes that are exchangeable pursuant to the preceding sentence are exchangeable for

Notes issuable in authorized denominations and registered in such names as the depositary shall direct. Subject to the foregoing, a global security is not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

        Clearstream Banking, société anonyme ("Clearstream") and Euroclear Bank S.A./N.V. ("Euroclear") have provided us with the following information and neither we nor the underwriters take any responsibility for its accuracy:

Clearstream

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry transfers between the accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (also known as the Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream's U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

        Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Euroclear has further advised us that investors who acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global Clearance and Settlement Procedures

        Secondary market trading between the Direct Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes by U.S. Holders and Non-U.S. Holders (each as defined below) that purchase the Notes at their issue price (generally the first price at which a substantial amount of the Notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and hold such Notes as capital assets. This discussion (other than matters stated to be our belief) is the opinion of Debevoise & Plimpton LLP, our counsel. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Holders that hold a Note as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a "functional currency" other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations.

        As used in this discussion, the term "U.S. Holder" means a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term "Holder" means a U.S. Holder or a Non-U.S. Holder.

        If an entity treated as a partnership for U.S. federal income tax purposes invests in a Note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of a Note.

        EACH PERSON CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Classification of the Notes

        The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the Notes, the Notes will be treated as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the Internal Revenue Service (the "IRS") or a court will agree with this determination. No ruling is being sought from the IRS on any of the issues discussed herein.

        We agree, and by acquiring an interest in a Note each beneficial owner of a Note agrees, to treat the Notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

U.S. Holders

Interest on the Notes

        It is expected, and assumed for purposes of this discussion, that subject to the discussion below, the Notes will not be issued with more than de minimis OID for U.S. federal income tax purposes.

        Treasury regulations provide that the possibility that interest on the Notes might be deferred could result in the Notes being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood we will elect to defer payment of interest on the Notes is remote, and therefore believe that the possibility of such deferral will not result in the Notes being treated as issued with OID. Accordingly, interest payable on a Note should be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term "remote," as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position.

        If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the Notes would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a U.S. Holder generally would be required to include such OID in income as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. Holder receives any payment attributable to such income, and would not separately report the actual cash payments of interest on the Notes as taxable income.

Sale, Exchange, Retirement or Other Disposition of the Notes

        Upon the sale, exchange, retirement or other disposition of a Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued interest, which, if not previously included in such U.S. Holder's income, will be taxable as interest income to such U.S. Holder) and such U.S. Holder's "adjusted tax basis" in such Note. Assuming that interest payments on the Notes are not deferred and that the Notes are not treated as issued with OID, a U.S. Holder's adjusted tax basis in a Note generally will be its initial purchase price. If the Notes are treated as issued with OID, a U.S. Holder's adjusted tax basis in a Note generally will be its initial purchase price, increased by OID previously includible in such U.S. Holder's gross income to the date of disposition and decreased by payments received by such U.S. Holder on such Note since and including the date that such Note was treated as issued with OID. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Note for more than one year at the time of such sale, exchange, retirement or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Medicare Tax

        In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their "net investment income," which may include all or a portion of their interest (including OID) income on a Note and net gain from the sale, exchange, retirement or other disposition of a Note.

Information Reporting and Backup Withholding

        Information reporting generally will apply to payments to a U.S. Holder of interest (including OID) on, or proceeds from the sale, exchange, retirement or other disposition of, a Note, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability if the required information is furnished by such U.S. Holder on a timely basis to the IRS.

Non-U.S. Holders

General

        Subject to the discussion below under "—FATCA Withholding" and "—Information Reporting and Backup Withholding":

          (a)   payments of principal, interest and premium with respect to a Note owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax; provided that, in the case of amounts treated as payments of interest (which term, for purposes of this discussion of the tax consequences to Non-U.S. Holders, also includes any payment to the extent of any OID that accrued on such Note while held by such Non-U.S. Holder and that has not been previously taken into account for this purpose):

              (i)  such amounts are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder;

             (ii)  such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

            (iii)  such Non-U.S. Holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to us through stock ownership;

            (iv)  such Non-U.S. Holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and

             (v)  the certification requirements described below are satisfied; and

          (b)   a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other disposition of a Note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such gain generally will be subject to U.S. federal income tax in the manner described below, or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met, in which event such gain (net of certain

  U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

        The certification requirements referred to in clause (a)(v) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a Note held through one or more intermediaries or pass-through entities.

        If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.

        If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a Note or gain recognized on the sale, exchange, retirement or other disposition of a Note are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

FATCA Withholding

        Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance ("FATCA"), a withholding tax of 30% will be imposed in certain circumstances on payments of (i) interest on the Notes and (ii) on or after January 1, 2017, gross proceeds from the sale or other disposition of the Notes. In the case of payments made to a "foreign financial institution" (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an "FFI Agreement") or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an "IGA") to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any "substantial" U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each

Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the Notes.

Information Reporting and Backup Withholding

        Amounts treated as payments of interest on a Note to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.

        The information reporting and backup withholding rules that apply to payments of interest to certain U.S. Holders generally will not apply to amounts treated as payments of interest to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

        Proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons; provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

        An individual Non-U.S. Holder who, for U.S. federal estate tax purposes, is not a resident of the United States at the time of such Non-U.S. Holder's death generally will not be subject to U.S. federal estate tax on any part of the value of a Note owned or treated as owned by such Non-U.S. Holder if, at the time of such Non-U.S. Holder's death, (i) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and (ii) amounts treated as interest earned on such Note are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder.

UNDERWRITING (CONFLICTS OF INTEREST)

General

        The Company, the Subsidiary Guarantor and the underwriters for the offering named below, for whom HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as representatives, have entered into an underwriting agreement with respect to the Notes dated the date of this prospectus supplement. Subject to certain conditions in the underwriting agreement, we have agreed to sell to each of the underwriters named below and each underwriter has severally, and not jointly, agreed to purchase the principal amount of Notes indicated in the following table.

Underwriter	Principal Amount of the Notes
HSBC Securities (USA) Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.

Total	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the Notes in connection with this offering are subject to the approval of legal matters by counsel and other conditions. The underwriters are committed to take and pay for all of the Notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the applicable public offering price of up to            % of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to            % of the principal amount of the Notes. If all of the Notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms of the Notes.

New Issue

        The Notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

Underwriting Discounts

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of principal amount):

Paid by the Company
Per Note		%

Price Stabilization and Short Positions

        In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Expenses and Indemnification

        We estimate that our share of the total expenses of the offering, excluding the underwriting discounts, will be approximately $1.25 million.

        We and the Subsidiary Guarantor have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Relationships; Conflicts of Interest

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. Certain of the underwriters provide credit to our affiliates as lenders from time to time. Certain of the underwriters are also acting as underwriters in connection with the concurrent offering.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We intend to use the estimated net proceeds from this offering, together with the estimated net proceeds from the concurrent offering, to redeem the Series A preferred stock and the Series B preferred stock, in whole or in part. Because more than 5% of the net proceeds of this offering may be directed to Wells Fargo Securities, LLC or its affiliates as a result of the Series A preferred stock and the Series B preferred stock owned by Wells Fargo Securities, LLC, this underwriter may have a "conflict of interest" with us pursuant to Rule 5121 of FINRA and, accordingly, this offering will be conducted in compliance with the requirements of Rule 5121. Wells Fargo Securities, LLC will not confirm sales to any accounts over which it exercises discretionary authority without first receiving the specific written approval of the account holder.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the other representatives for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of the above, (i) the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

        Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of such Act does not apply to Principal Financial Group, Inc., and that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

 VALIDITY OF THE NOTES

        The validity of the Notes and the Subsidiary Guarantee will be passed upon for us by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022. Certain legal matters relating to the issuance of the Notes and the Subsidiary Guarantee will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036. Certain legal matters relating to the issuance of the Subsidiary Guarantee will be passed upon for us by Karen E. Shaff, Executive Vice President, General Counsel and Secretary of the Company.

EXPERTS

        The consolidated financial statements of Principal Financial Group, Inc. appearing in Principal Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of Principal Financial Group, Inc.'s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our filings with the SEC, including the registration statement to which this prospectus supplement relates (including the exhibits and schedules thereto).

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC prior to the termination of the offering under this prospectus supplement will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than reports or portions thereof furnished under Item 2.02 or 7.01 on Form 8-K and not specifically incorporated by reference, prior to the termination or completion of the offering under this prospectus supplement:

          (a)   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

          (b)   Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

          (c)   Our Current Report on Form 8-K filed on March 20, 2015; and

          (d)   Our Proxy Statement filed on April 8, 2015 for the 2015 Annual Meeting of Stockholders.

        You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC's Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Requests for such copies should be directed to the Office of the Corporate Secretary, Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392, Telephone: 515 247-5111.

PROSPECTUS

Principal Financial Group, Inc.

Debt Securities
Junior Subordinated Debt Securities
Junior Subordinated Debentures
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Purchase Units

Principal Capital I
Principal Capital II
Principal Capital III

Preferred Securities Guaranteed

as Described in this Prospectus
and the Accompanying Prospectus Supplement
by Principal Financial Group, Inc.

        By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination and the trusts may offer from time to time the trust preferred securities.

        We will provide specific terms of any securities and any associated subsidiary guarantee to be offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

        We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        Our Common Stock is listed on the New York Stock Exchange under the symbol "PFG".

        We or the trusts may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2014

Page
ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	iii
NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS	vi
PRINCIPAL FINANCIAL GROUP, INC.	1
THE PRINCIPAL CAPITAL TRUSTS	2
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF GUARANTEE OF PRINCIPAL FINANCIAL SERVICES, INC.	4
DESCRIPTION OF THE DEBT SECURITIES	5
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES	17
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES	30
DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.	41
DESCRIPTION OF DEPOSITARY SHARES	45
DESCRIPTION OF WARRANTS	47
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS	50
DESCRIPTION OF THE TRUST PREFERRED SECURITIES	50
DESCRIPTION OF GUARANTEE BY PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES	63
DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES	66
RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES BY PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES	68
PLAN OF DISTRIBUTION	70
VALIDITY OF SECURITIES	73
EXPERTS	73
WHERE YOU CAN FIND MORE INFORMATION	73
INCORPORATION BY REFERENCE	74

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we and the trusts filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we and the trusts are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings, and the trusts may sell their trust preferred securities. In addition, we or the trusts or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Principal Financial Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Principal Financial Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "trusts" are to Principal Capital I, Principal Capital II and Principal Capital III, collectively, and references to a "trust" are to Principal Capital I, Principal Capital II or Principal Capital III, individually. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to "Principal," "we," "us" and "our" or similar terms are to Principal Financial Group, Inc. and its subsidiaries, references to the "Subsidiary Guarantor" are to Principal Financial Services, Inc., and references to "Principal Life" are to Principal Life Insurance Company.

 FORWARD-LOOKING STATEMENTS

        Certain of the statements contained in this prospectus or incorporated by reference are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors, including but not limited to, those set forth in our most recently filed Annual Report on Form 10-K (as updated from time to time). These factors include:

  •
  adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital;

  •
  conditions in the global capital markets and the economy generally may materially and adversely affect our business and results of operations;

  •
  continued volatility or declines in the equity, bond or real estate markets could reduce our assets under management ("AUM") and may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income;

  •
  changes in interest rates or credit spreads or a sustained low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period;

  •
  our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, AUM and net income;

  •
  our valuation of fixed maturities, equity securities and derivatives may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition;

  •
  the determination of the amount of allowances and impairments taken on our investments requires estimations and assumptions which are subject to differing interpretations and could materially impact our results of operations or financial position;

  •
  any impairments of or valuation allowances against our deferred tax assets could adversely affect our results of operations and financial condition;

  •
  gross unrealized losses may be realized or result in future impairments, resulting in a reduction in our net income;

  •
  competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability;

  •
  we may not be able to protect our intellectual property and may be subject to infringement claims;

  •
  a downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition;

  •
  guarantees within certain of our products that protect policyholders may decrease our earnings or increase the volatility of our results of operations or financial position under U.S. generally accepted accounting principles if our hedging or risk management strategies prove ineffective or insufficient;

  •
  if we are unable to attract and retain qualified employees and sales representatives and develop new distribution sources, our results of operations, financial condition and sales of our products may be adversely impacted;

  •
  our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses;

  •
  we may face losses if our actual experience differs significantly from our pricing and reserving assumptions;

  •
  our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life;

  •
  the pattern of amortizing our deferred acquisition cost asset and other actuarial balances on our universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change, impacting both the level of the deferred acquisition cost asset and other actuarial balances and the timing of our net income;

  •
  we may need to fund deficiencies in our closed block assets;

  •
  a pandemic, terrorist attack, military action or other catastrophic event could adversely affect our net income;

  •
  our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and financial condition;

  •
  we face risks arising from acquisitions of businesses;

  •
  changes in laws or regulations may reduce our profitability;

  •
  we may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to our capital position and/or a reduction in sales of term and universal life insurance products;

  •
  changes in accounting standards may reduce the transparency of our reported profitability and financial condition;

  •
  a computer system failure or security breach could disrupt our business, damage our reputation and adversely impact our profitability;

  •
  loss of key vendor relationships or failure of a vendor to protect information of our customers or employees could adversely affect our business or result in losses;

  •
  results of litigation and regulatory investigations may affect our financial strength or reduce our profitability;

  •
  from time to time we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material;

  •
  fluctuations in foreign currency exchange rates could adversely impact our profitability and financial condition;

  •
  applicable laws and our certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests;

  •
  our financial results may be adversely impacted by global climate changes; and

  •
  the risk factors or uncertainties listed from time to time in any prospectus supplement or any document incorporated into this prospectus by reference.

        We undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

v

 NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

        In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and the accompanying prospectus supplements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Principal, its subsidiaries or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  •
  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

  •
  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Principal and its subsidiaries may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as Principal's other public filings, which are available without charge through the SEC website at www.sec.gov.

PRINCIPAL FINANCIAL GROUP, INC.

        The Principal Financial Group is a global investment management leader offering retirement services, insurance solutions and asset management. We offer businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through our diverse family of financial services companies. We had $495.5 billion in assets under management and approximately 19.2 million customers worldwide as of March 31, 2014.

        Our U.S. and international operations concentrate primarily on asset accumulation and asset management. In addition, we offer a broad range of individual and group life insurance, individual and group disability insurance and group dental and vision insurance.

        We primarily focus on small and medium-sized businesses, which we define as companies with less than 1,000 employees, providing a broad array of retirement and employee benefit solutions to meet the needs of the business, the business owner and their employees. We are the leading provider of corporate defined contribution plans in the U.S., according to Spectrem Group. We are also the leading employee stock ownership plan consultant. In addition, we are a leading provider of nonqualified plans, defined benefit plans and plan termination annuities. We are also one of the largest providers of non-medical insurance product solutions.

        We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the U.S. in retirement services and other employee benefits. We also believe there is a significant opportunity to leverage our U.S. retirement expertise into select international markets that have adopted or are moving toward private sector defined contribution pension systems. This opportunity is particularly compelling as aging populations around the world are driving increased demand for retirement accumulation, retirement asset management and retirement income management solutions.

        We organize our business into the following reportable segments: (1) Retirement and Investor Services, which provides a comprehensive portfolio of asset accumulation products and services for retirement savings and investment to businesses and individuals, with a concentration on small and medium-sized businesses; (2) Principal Global Investors, which provides a diverse range of asset management services covering a broad range of asset classes, investment styles and portfolio structures to our other segments and third-party institutional clients; (3) Principal International, which provides retirement products and services, annuities, institutional asset management, annuities and life insurance accumulation products through acquisitions, start-up operations and joint ventures in various countries; and (4) U.S. Insurance Solutions, which provides individual life insurance and specialty benefits, which include group dental, group vision, group life, group disability, wellness and individual disability insurance throughout the U.S. We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment.

        We were organized as an individual life insurer in 1879 and formed a mutual insurance holding company in 1998. Principal Financial Group, Inc. was organized on April 18, 2001, as a Delaware business corporation. Under the terms of Principal Mutual Holding Company's Plan of Conversion, Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company subsidiary of Principal Financial Group, Inc., and merged into Principal Financial Services, Inc. on October 26, 2001, when we completed our initial public offering.

        The principal executive office for both Principal Financial Group, Inc. and Principal Financial Services, Inc. is located at 711 High Street, Des Moines, Iowa 50392, and the telephone number is (515) 247-5111.

 THE PRINCIPAL CAPITAL TRUSTS

        We created each trust as a Delaware statutory trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the registration statement that includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act."

        Each trust exists for the exclusive purposes of:

  •
  issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

  •
  issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust,

  •
  using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the "corresponding junior subordinated debt securities,"

  •
  distributing the cash payments it receives from the corresponding junior subordinated debt securities it owns to you and the other holders of preferred securities and us, as the holder of common securities, and

  •
  engaging in the other activities that are necessary, convenient or incidental to these purposes.

        Accordingly, the corresponding junior subordinated debt securities will be the sole assets of each trust, and payments under the corresponding junior subordinated debt securities and the related expense agreement will be the sole revenue of each trust.

        We will own all of the common securities of each trust. The common securities of a trust will rank equally with, and payments will be made pro rata with, the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See "Description of Preferred Securities—Subordination of Common Securities."

        Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years from its date of formation. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will initially appoint the trustees. Initially, the trustees will be:

  •
  Wilmington Trust Company, which will act as property trustee and as Delaware trustee, and

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  Two of our employees or officers or those of our affiliates, who will act as administrative trustees.

        Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the junior subordinated debt security indenture pursuant to which we will issue the junior subordinated debt securities. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities if an event of default under the trust agreement for the trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have these voting rights. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts, except for payments made on the preferred securities or the common securities, subject to the guarantee.

        The principal executive office of each trust is 711 High Street, Des Moines, Iowa 50392, Attention: Corporate Secretary, and its telephone number is (515) 247-5111.

        In the future, we may form additional Delaware statutory trusts or other entities similar to the trusts, and those other trusts or entities could issue securities similar to the trust securities described in this prospectus. In that event, we may issue debt securities to those other trusts or entities and guarantees under a guarantee agreement with respect to the securities they may issue. The debt securities and guarantees we may issue in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.

USE OF PROCEEDS

        Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus, including the corresponding junior subordinated debt securities issued to the trusts in connection with their investment of all the proceeds from the sale of preferred securities, for general corporate purposes, including working capital, capital expenditures, investments in subsidiaries, acquisitions and refinancing of debt, including commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth, for each of the periods indicated, our ratio of earnings to fixed charges.

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges before interest credited on investment products	8.7	5.2	6.4	6.0	5.1	4.7	4.4
Ratio of earnings to fixed charges	4.6	2.6	3.2	2.6	2.2	1.8	1.6

        We calculate the ratio of "earnings to fixed charges before interest credited on investment products" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) by the sum of interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), preferred stock dividends by the registrant (PD) and dividends on majority-owned subsidiary redeemable preferred securities (non-intercompany) (D). The formula for this ratio is: (BT+I+IF–E) / (I+IF+PD+D).

        We calculate the ratio of "earnings to fixed charges" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) and the addition of interest credited on investment products (IC) by interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), preferred stock dividends by the registrant (PD), dividends on majority-owned subsidiary redeemable preferred securities (non intercompany) (D) and interest credited on investment products (IC). The formula for this calculation is: (BT+I+IF–E+IC) / (I+IF+PD+D+IC). "Interest credited on investment products" includes interest paid on guaranteed investment contracts, funding agreements and other investment-only pension products. Similar to debt, these products have a total fixed return and a fixed maturity date.

DESCRIPTION OF GUARANTEE OF PRINCIPAL FINANCIAL SERVICES, INC.

        Principal Financial Services, Inc. may guarantee, fully and unconditionally or otherwise, our obligations with respect to any non-convertible securities, other than common stock, as described in the applicable prospectus supplement.

        If Principal Financial Services, Inc. guarantees these obligations under any such securities, we will tell you in the applicable prospectus supplement and describe the terms of such subsidiary guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such subsidiary guarantee will be an unsecured obligation of Principal Financial Services, Inc. and will be enforceable against Principal Financial Services, Inc. without any need to first enforce against Principal Financial Group, Inc.

 DESCRIPTION OF THE DEBT SECURITIES

        We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities." The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

        We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture," entered into among us, Principal Financial Services, Inc. which we refer to in this prospectus as the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture," between us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

        We may from time to time without notice to, or the consent of, the holders of the debt securities, create and issue additional debt securities under the indentures, equal in rank to existing debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new debt securities, or except for the first payment of interest following the issue date of the new debt securities) so that the new debt securities may be consolidated and form a single series with existing debt securities and have the same terms as to status, redemption and otherwise as existing debt securities.

        The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

The Debt Securities Are Unsecured Obligations

        Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally with all of our other senior unsecured and unsubordinated obligations.

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life Insurance Company ("Principal Life") and other subsidiaries. As a consequence, our ability to satisfy our obligations under the debt securities and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including those of the Subsidiary

Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "—Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

        We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

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  title of the debt securities,

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  any limit upon the aggregate principal amount of the series,

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  maturity date(s) or the method of determining the maturity date(s),

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  interest rate(s) or the method of determining the interest rate(s),

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  dates on which interest will be payable and circumstances, if any, in which interest may be deferred,

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  dates from which interest will accrue and the method of determining those dates,

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  place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

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  place or places where notices and demands relating to the debt securities and the indentures may be made,

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  redemption or early payment provisions pursuant to any sinking fund or similar provisions,

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  authorized denominations if other than denominations of $1,000 or integral multiples of $1,000,

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  currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

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  any additions, modifications or deletions, in the events of default or covenants of Principal Financial Group, Inc. specified in the indenture relating to the debt securities,

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  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

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  any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

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  any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

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  whether the debt securities will be issued in whole or in part in the form of one or more global securities,

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  identity of the depositary for global securities,

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  appointment of any paying agent(s),

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  the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of Principal Financial Group, Inc. or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

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  in the case of the subordinated indenture, any provisions regarding subordination,

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  provided the debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee our obligations under the debt securities and, if so, the material terms of such subsidiary guarantee, and

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  any other special terms of such debt securities or related guarantee.

        Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See "Description of Warrants" and "Description of Purchase Contracts."

Special Payment Terms of the Debt Securities

        We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

        The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

        We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount and bearing the same interest rate.

        You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

        We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

  •
  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Security

        If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

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  will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

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  will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

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  will not be considered the owner or holder of the debt securities under the indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate.

        Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

        Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

        Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

  Redemption Price

        Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

  Notice of Redemption

        Unless we state otherwise in an applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

        We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:

  •
  we will be the surviving company in any merger or consolidation,

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  if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities,

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  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

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  other conditions described in the relevant indenture are met.

        This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of Principal Financial Group, Inc. or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitations upon Liens

        The indentures provide that neither we nor any of our restricted subsidiaries are permitted, directly or indirectly, to create, issue, assume, incur, guarantee or become liable with respect to any indebtedness for money borrowed which is secured by a lien on any of the present or future common stock of a restricted subsidiary, unless the debt securities, and if we so elect, any of our other indebtedness ranking at least pari passu with the debt securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness for money borrowed so long as it is outstanding.

        When we use the term "restricted subsidiary," we mean Principal Life Insurance Company and any other subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the life, annuity, property and casualty insurance businesses. However, no subsidiary, other than Principal Life Insurance Company, is a restricted subsidiary:

  •
  if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

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  if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

Modification and Waiver

  Modification

        We, the trustee and, if applicable, the Subsidiary Guarantor may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

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  change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

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  reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

  •
  change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

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  impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

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  reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

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  modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected,

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  modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities, or

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  modify the provisions with respect to any outstanding guarantee of any debt securities in a manner materially adverse to the holders of such outstanding debt securities.

  Waiver

        The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

        Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

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  default for 30 days in the payment of any interest when due,

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  default in the payment of principal, or premium, if any, when due,

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  default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

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  certain events of bankruptcy, insolvency or reorganization,

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  any other event of default described in the applicable board resolution, guarantee or supplemental indenture under which the series of debt securities is issued.

        We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

  Effect of an Event of Default

        If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

        If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

        Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person's) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

  Legal Proceedings and Enforcement of Right to Payment

        You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered security or indemnity satisfactory to the trustee, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

        Each indenture provides that when, among other things, all debt securities of a series not previously delivered to the trustee for cancellation:

  •
  have become due and payable,

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  will become due and payable at their stated maturity within one year, or

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  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we deposit or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount (such amount to be certified in the case of United States government obligations) to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to debt securities of such series, and we will be deemed to have satisfied and discharged the indenture with respect to debt securities of such series. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

        Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under "Limitation upon Liens" and "Consolidation, Merger and Sale of Assets" and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if:

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  we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series,

  •
  we deliver to the trustee an opinion of counsel to the effect that:

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  the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

  •
  the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the debt securities of that series, in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,

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  no event of default under the indenture has occurred and is continuing,

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  such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

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  such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

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  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

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  other conditions specified in the indentures are met.

        The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined below under "Subordination under the Subordinated Indenture," and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

        We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

        In the subordinated indenture, we have agreed, and holders of subordinated indebtedness will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

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  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

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  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Information Concerning the Trustees

        The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

        Each of the trustees may act as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

        We will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture to be entered into between us, the Subsidiary Guarantor, as guarantor, and Wilmington Trust Company, as trustee. We refer to this junior subordinated indenture in this prospectus as the junior subordinated debt security indenture. We may also issue junior subordinated debt under our junior subordinated debenture indenture. Unless otherwise specified in a prospectus supplement, each series of junior subordinated debt issued under our junior subordinated debt security indenture or our junior subordinated debenture indenture will rank equally with all other such series and will be unsecured, junior and subordinated, as described in the applicable indenture, to all of our senior indebtedness, as defined in such applicable indenture, including all debt issued under our senior indenture or subordinated indenture. See "Description of Junior Subordinated Debentures" for a description of our junior subordinated debenture indenture and junior subordinated debentures.

        We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as junior subordinated debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

        The following description of the terms of the junior subordinated debt securities and any associated subsidiary guarantee is a summary. It summarizes only those terms of the junior subordinated debt securities and any associated subsidiary guarantee which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated debt security indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated debt security indenture which are also important to you. You should read the junior subordinated debt security indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated debt security indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debt security indenture.

Ranking of the Junior Subordinated Debt Securities

        Each series of junior subordinated debt securities will rank equally with all of our equally ranking debt securities including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities and with all series of our junior subordinated debentures, and will be unsecured and subordinate and junior, as described in the junior subordinated debt security indenture, to all of our senior indebtedness as defined in the junior subordinated debt security indenture, which includes all debt issued under our senior indenture or subordinated indenture. See "—Subordination."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the junior subordinated debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt security indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated debt security indenture or any other indenture that we may have entered into or enter into in the future. See "—Subordination" and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debt Securities

        We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated debt security indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These may include:

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  the title and any limit upon the aggregate principal amount,

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  the date(s) on which the principal is payable or the method of determining those date(s),

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  the interest rate(s) or the method of determining these interest rate(s),

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  the date(s) on which interest will be payable or the method of determining these date(s),

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  the circumstances in which interest may be deferred, if any,

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  the regular record date or the method of determining this date,

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  the place or places where we may pay principal, premium, if any, and interest,

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  conversion or exchange provisions, if any,

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  the redemption or early payment provisions,

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  the authorized denominations,

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  the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debt securities,

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  additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated debt security indenture,

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  if other than the principal amount of the junior subordinated debt securities, the portion of the principal amount that will be payable upon acceleration of the date on which principal is payable,

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  additions to or changes to the junior subordinated debt security indenture necessary for the issuance of junior subordinated debt securities in bearer form, registrable as to principal or not and with interest coupons or not,

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  any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

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  whether we will issue the junior subordinated debt securities, in whole or in part, in the form of one or more global securities,

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  the appointment of the trustee or any person authorized to pay principal, premium, if any, and interest,

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  the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debt securities into preferred securities or other securities,

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  whether the junior subordinated debt securities will be senior or subordinated to other series of junior subordinated debt securities, and whether other subordination provisions will apply,

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  provided the junior subordinated debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, our obligations under the junior subordinated debt securities and, if so, the material terms of such subsidiary guarantee, and

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  any other special terms of such junior subordinated debt securities or related subsidiary guarantee.

Special Payment Terms of the Junior Subordinated Debt Securities

        We may issue junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

        The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and the foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

        Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debt securities of any series will be exchangeable for other junior subordinated debt securities of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        You may present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the junior subordinated debt security indenture. We will appoint the debenture trustee as securities registrar under the junior subordinated debt security indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

        If we redeem any junior subordinated debt securities, neither we nor the debenture trustee will be required to:

  •
  issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debt securities and ending at the close of business on the day of mailing of the relevant notice of redemption, or

  •
  transfer or exchange any junior subordinated debt securities selected for redemption, except for any portion not redeemed of any junior subordinated debt security that is being redeemed in part.

Global Junior Subordinated Debt Securities

        We may issue a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debt security, a global junior subordinated debt security may not be transferred except:

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  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Junior Subordinated Debt Security

        If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

        So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated debt security indenture. Except as provided below, you:

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  will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

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  will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

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  will not be considered the owner or holder of the junior subordinated debt security under the junior subordinated debt security indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Junior Subordinated Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

        Further, we may specify that you may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debt security, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, those individual junior subordinated debt securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agents

        Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the debenture trustee or at the office of any paying agent that we may designate.

        Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

        Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

        We may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debt securities in denominations larger than $25 but only in integral multiples of $25.

  Redemption Price

        Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debt security shall be equal to the sum of (i) any accrued and unpaid interest as of the redemption date, and (ii) the greater of:

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  the principal amount, and

  •
  an amount equal to:

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  for junior subordinated debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

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  for junior subordinated debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below.

        The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the junior subordinated debt security prior to the stated maturity.

        The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debt securities, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

        The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debt securities having monthly or quarterly interest payment dates for United States Treasury securities maturing at the stated maturity of the final payment of principal of the junior subordinated debt securities redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

        The discounted swap equivalent payments will equal the sum of:

  •
  the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debt security at the stated maturity of the final payment of the principal of the junior subordinated debt securities. This calculation will take into account any required sinking fund payments but will otherwise assume that we had not redeemed the junior subordinated debt security prior to the stated maturity, and

  •
  the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debt securities being redeemed, taking into account any required sinking fund payment, but otherwise assuming we had not redeemed the junior subordinated debt security prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debt securities, a termination date set at the stated maturity of the junior subordinated debt securities and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debt securities. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

  Special Event Redemption

        Unless we state otherwise in the applicable prospectus supplement, if a special event relating to a series of junior subordinated debt securities then exists, we may, at our option, redeem the series of junior subordinated debt securities in whole, but not in part, on any date within 90 days of the special event occurring. The redemption price will equal the principal amount of the junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

        A "special event" means a "tax event" or an "investment company event." A "tax event" occurs when a trust receives an opinion of counsel experienced in these matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of that date, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

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  interest payable by us on the series of junior subordinated debt securities is not, or within 90 days of that date, will not be, deductible, in whole or in part, for United States federal income tax purposes; or

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  the trust is, or will be within 90 days of that date, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        An "investment company event" occurs when, in respect of a trust, there is a change in law or regulation, or a change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority such that such trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of issuance of the preferred securities of a trust.

  Notice of Redemption

        Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Defer Payment of Interest

        If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer payment of interest beyond the maturity of the junior subordinated debt securities. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

        If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

  •
  make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities or guarantees that rank equally with or junior in interest to the junior subordinated debt securities, other than:

  •
  dividends or distributions on our common stock,

  •
  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee.

Modification of Indenture

        We, the debenture trustee and, if applicable, the Subsidiary Guarantor may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated debt security indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the holders of the corresponding series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated debt security indenture to maintain the qualification of the junior subordinated debt security indenture under the Trust Indenture Act.

        We, the debenture trustee and, if applicable, the Subsidiary Guarantor may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debt securities affected, modify the junior subordinated debt security indenture in a manner affecting the rights of the holders of junior subordinated debt securities. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

  •
  change the stated maturity of the junior subordinated debt securities,

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  reduce the principal amount of the junior subordinated debt securities,

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  reduce the rate or, except as permitted by the junior subordinated debt security indenture and the terms of the series of junior subordinated debt securities, extend the time of payment of interest on the junior subordinated debt securities, or

  •
  reduce the percentage of principal amount of the junior subordinated debt securities, the holders of which are required to consent to the modification of the junior subordinated debt security indenture.

        In the case of corresponding junior subordinated debt securities, so long as any of the corresponding series of preferred securities remain outstanding:

  •
  no such modification may be made that adversely affects the holders of the preferred securities,

  •
  no termination of the junior subordinated debt security indenture may occur, and

  •
  no waiver of any debenture event of default or compliance with any covenant under the junior subordinated debt security indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the preferred securities unless the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest on the corresponding junior subordinated debt securities have been paid in full and other conditions are satisfied.

        In addition, we, the debenture trustee and, if applicable, the Subsidiary Guarantor may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Debenture Events of Default

        Under the terms of the junior subordinated debt security indenture, each of the following constitutes a debenture event of default for a series of junior subordinated debt securities:

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  failure for 30 days to pay any interest on the series of junior subordinated debt securities when due, subject to the deferral of any due date in the case of an extension period,

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  failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due, including at maturity, upon redemption or by declaration,

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  failure to observe or perform in any material respect specified other covenants contained in the junior subordinated debt security indenture for 90 days after written notice from the debenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debt securities,

  •
  certain events of our bankruptcy, insolvency or receivership, or

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  any other event of default described in the applicable board resolution, guarantee or supplemental indenture under which the series of debt securities is issued.

  Effect of Event of Default

        The holders of a majority in outstanding principal amount of the series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debt securities may declare the principal due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debt securities, if the debenture trustee or the holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right.

  Waiver of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities may rescind and annul the declaration and its consequences if:

  •
  the event of default is other than our non-payment of the principal of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

  •
  we have paid or deposited with the debenture trustee a sum sufficient to pay:

  •
  all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

  •
  certain amounts owing to the debenture trustee, its agents and counsel.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities affected by the default may, on behalf of the holders of all the junior subordinated debt securities, waive any past default and its consequences, except:

  •
  a default in the payment of principal (or premium, if any) or interest, and

  •
  a default relating to a covenant or provision which under the junior subordinated debt security indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security.

        We are required under the junior subordinated debt security indenture to file annually with the junior subordinated debt security indenture trustee a certificate of compliance.

  Direct Actions by Holders of Trust Preferred Securities

        If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debt securities on the date the interest or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us or any guarantor, which we refer to in this prospectus as a "direct action," for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of your related preferred securities.

        We may not amend the junior subordinated debt security indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. We have the right under the junior subordinated debt security indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debt securities.

        You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debt securities unless there has been an event of default under the trust agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

        We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

  •
  if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debt securities,

  •
  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default,

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  in the case of corresponding junior subordinated debt securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

  •
  other conditions described in the junior subordinated debt security indenture are met.

        The general provisions of the junior subordinated debt security indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge

        The junior subordinated debt security indenture provides that when, among other things, all junior subordinated debt securities of a series not previously delivered to the debenture trustee for cancellation:

  •
  have become due and payable, or

  •
  will become due and payable at their stated maturity within one year,

and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debt securities are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities of such series not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated debt security indenture will cease to be of further effect with respect to junior subordinated debt securities of such series and we will be deemed to have satisfied and discharged the indenture with respect to junior subordinated debt securities of such series. However, we will continue to be obligated to pay all other sums due under the junior subordinated debt security indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated debt security indenture.

Conversion or Exchange

        We may issue junior subordinated debt securities that we may convert or exchange into preferred securities or other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the preferred securities or other securities, property or assets you would receive would be issued or delivered.

Subordination

        In the junior subordinated debt security indenture, we have agreed, and holders of junior subordinated debt securities will be deemed to have agreed, that any junior subordinated debt security is subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debt security indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        If the maturity of any junior subordinated debt security is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

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  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

  •
  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the junior subordinated debt security indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The junior subordinated debt security indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The junior subordinated debt security indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Governing Law

        The junior subordinated debt security indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

        The debenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the debenture trustee is not required to exercise any of its powers under the junior subordinated debt security indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The debenture trustee is not required to expend or risk its own funds or incur personal financial liability in performing its duties if the debenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

        We will issue the junior subordinated debentures in one or more series under a junior subordinated indenture to be entered into among us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this junior subordinated indenture in this prospectus as the junior subordinated debenture indenture. We may also issue junior subordinated debt under our junior subordinated debt security indenture. Unless otherwise specified in a prospectus supplement, each series of junior subordinated debt issued under our junior subordinated debt security indenture or our junior subordinated debenture indenture will rank equally with all other such series and will be unsecured, junior and subordinated, as described in the applicable indenture, to all of our senior indebtedness, as defined in such applicable indenture, including all debt issued under our senior indenture or subordinated indenture. See "Description of Junior Subordinated Debt Securities" for a description of our junior subordinated debt security indenture and junior subordinated debt securities.

        We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debentures, issue additional junior subordinated debentures having the same terms and conditions as junior subordinated debentures previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debentures and the junior subordinated debentures previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debentures shall include, unless the context otherwise requires, any further junior subordinated debentures issued as described in this paragraph.

        The following description of the terms of the junior subordinated debentures is a summary. It summarizes only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated debenture indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated debenture indenture which are also important to you. You should read the junior subordinated debenture indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated debenture indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debenture indenture.

Ranking of the Junior Subordinated Debentures

        Each series of junior subordinated debentures will rank equally with all of our equally ranking debt securities including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debentures and all series of our junior subordinated debt securities, and will be unsecured and subordinate and junior, as described in the junior subordinated debenture indenture, to all of our senior indebtedness as defined in the junior subordinated debenture indenture, which includes all debt issued under our senior indenture or subordinated indenture. See "—Subordination."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the junior subordinated debentures and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the junior subordinated debentures, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debenture indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated debenture indenture or any other indenture that we may have entered into or enter into in the future. See "—Subordination" and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debentures

        We may issue the junior subordinated debentures in one or more series through an indenture that supplements the junior subordinated debenture indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include:

  •
  the title and any limit upon the aggregate principal amount,

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  the date(s) on which the principal is payable or the method of determining those date(s),

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  the interest rate(s) or the method of determining these interest rate(s),

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  the date(s) on which interest will be payable or the method of determining these date(s),

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  the circumstances in which interest may be deferred, if any,

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  the regular record date or the method of determining this date,

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  the place or places where we may pay principal, premium, if any, and interest,

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  the redemption or early payment provisions,

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  the authorized denominations,

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  the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debentures,

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  additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated debenture indenture,

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  if other than the principal amount of the junior subordinated debentures, the portion of the principal amount that will be payable upon acceleration of the date on which principal is payable,

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  additions to or changes to the junior subordinated debenture indenture necessary for the issuance of junior subordinated debentures in bearer form, registrable as to principal or not and with interest coupons or not,

  •
  any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

  •
  whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debentures,

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  whether we will issue the junior subordinated debentures, in whole or in part, in the form of one or more global securities,

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  the appointment of the trustee or any person authorized to pay principal, premium, if any, and interest,

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  the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into cash or other securities or property,

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  whether the junior subordinated debentures will be senior or subordinated to other series of junior subordinated debentures, and whether other subordination provisions will apply,

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  provisions granting special rights to holders of the junior subordinated debentures upon the occurrence of specific events,

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  whether the junior subordinated debentures will be defeasible, and the manner in which we will evidence any choice to defease the junior subordinated debentures,

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  any special tax considerations of the junior subordinated debentures,

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  any change in the right of the Trustee or holders of the junior subordinated debentures to declare principal due and payable,

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  the provisions of the junior subordinated debenture indenture that do not apply to the junior subordinated debentures,

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  provided the junior subordinated debentures are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, our obligations under the junior subordinated securities and, if so, the material terms of such subsidiary guarantee, and

  •
  additional terms not inconsistent with the provisions of the junior subordinated debenture indenture.

Special Payment Terms of the Junior Subordinated Debentures

        We may issue junior subordinated debentures at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

        The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and the foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debentures in the applicable prospectus supplement.

Denominations, Registration and Transfer

        Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you may be obligated to pay any taxes and other governmental charges as described in the junior subordinated debenture indenture. We will appoint the trustee as securities registrar under the junior subordinated debenture indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

        If we redeem any junior subordinated debentures, neither we nor the trustee will be required to:

  •
  issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 calendar days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or

  •
  register, transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.

Global Junior Subordinated Debentures

        We may issue a series of junior subordinated debentures in the form of one or more global junior subordinated debentures. We will identify the depositary holding the global junior subordinated debentures in the applicable prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except as a whole:

  •
  by the depositary to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee, or

  •
  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Junior Subordinated Debenture

        If we issue a global junior subordinated debenture, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debentures, or by us if the junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debenture will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debenture.

        So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated debenture indenture. Except as provided below, you:

  •
  will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name,

  •
  will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form, and

  •
  will not be considered the owner or holder of the junior subordinated debenture under the junior subordinated debenture indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium and interest payments on global junior subordinated debentures to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Junior Subordinated Debentures

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures. If that occurs, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for your beneficial interest in a global junior subordinated debenture, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In that instance, you will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in your name. Unless we otherwise specify, those individual junior subordinated debentures will be issued in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

        Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures.

        Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

        Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debentures after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debentures in denominations larger than $1,000 but only in integral multiples of $1,000. Unless otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture redeemed shall be equal to 100% of the principal amount plus any accrued and unpaid interest as of the redemption date, provided however, that installments of accrued and unpaid interest whose stated maturity is on or prior to the redemption date will be payable to the holders of such securities, or one or more predecessor securities, registered as such at the close of business on the relevant regular record dates, unless otherwise so specified.

  Notice of Redemption

        Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.

Option to Defer Payment of Interest

        If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to defer payment of interest otherwise due and payable on the junior subordinated debentures for a period, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer payment of interest beyond the final maturity of the junior subordinated debentures. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

        If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, or

  •
  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities or guarantees that rank equally with the junior subordinated debentures or junior to the junior subordinated debentures.

Modification of Indenture

        We, the trustee and, if applicable, the Subsidiary Guarantor may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debentures. We may also amend the junior subordinated debenture indenture to maintain the qualification of the junior subordinated debenture indenture under the Trust Indenture Act.

        We, the trustee and, if applicable, the Subsidiary Guarantor may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debentures affected, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

  •
  change the stated maturity of the junior subordinated debentures,

  •
  reduce the principal amount of the junior subordinated debentures,

  •
  reduce the rate or, except as permitted by the junior subordinated debenture indenture and the terms of the series of junior subordinated debentures, extend the time of payment of interest on the junior subordinated debentures.

  •
  modify the subordination provisions of the junior subordinated debenture indenture with respect to the subordination of a series of junior subordinated debentures in any manner materially adverse to the holders of such series, or

  •
  reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to the modification of the junior subordinated debenture indenture.

        In addition, we, the trustee and, if applicable, the Subsidiary Guarantor may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Debenture Events of Default

        Under the terms of the junior subordinated debenture indenture, the events that constitute an event of default for a series of junior subordinated debentures will include:

  •
  certain events of our bankruptcy, insolvency or receivership, and

  •
  any other event specified in the applicable board resolution or supplemental indenture under which the series of junior subordinated debentures is issued.

  Effect of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal and accrued but unpaid interest due and payable immediately upon a debenture event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization). If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the principal amount of all junior subordinated debentures of the series shall automatically become due and payable.

  Waiver of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may rescind and annul the declaration and its consequences if:

  •
  the event of default is other than our non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration and all other events of default have been cured or waived, and

  •
  we have paid or deposited with the trustee a sum sufficient to pay:

  •
  all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

  •
  certain amounts owing to the trustee, its agents and counsel.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default and its consequences, except a default (1) in the payment of the principal of, or premium, if any, or interest on, any junior subordinated debenture or (2) in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture affected.

        We will be required under the junior subordinated debenture indenture to file annually with the junior subordinated debenture indenture trustee a certificate of compliance.

Consolidation, Merger, Sale of Assets and Other Transactions

        We will not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us, unless the Company is the surviving person or:

  •
  if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debentures,

  •
  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, and

  •
  other conditions described in the junior subordinated debenture indenture are met.

        The general provisions of the junior subordinated debenture indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge

        The junior subordinated debenture indenture provides that when, among other things, all junior subordinated debentures of a series not previously delivered to the trustee for cancellation:

  •
  have become due and payable, or

  •
  will become due and payable at their stated maturity within one year, or

  •
  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, (1) money; (2) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (3) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures of such series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated debenture indenture will cease to be of further effect with respect to junior subordinated debentures of such series and we will be deemed to have satisfied and discharged the indenture with respect to junior subordinated debentures of such series. However, we will continue to be obligated to pay all other sums due under the junior subordinated debenture indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated debenture indenture.

Conversion or Exchange

        We may issue junior subordinated debentures that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Subordination

        In the junior subordinated debenture indenture, we have agreed, and holders of junior subordinated debentures will be deemed to have agreed, that any junior subordinated debentures are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

        If the maturity of any junior subordinated debentures is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

        We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debentures or for the acquisition of junior subordinated debentures (other than any sinking fund payment) if:

  •
  a default in any payment on senior indebtedness then exists,

  •
  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

  •
  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

  •
  every obligation of, or any obligation guaranteed by, that person for money borrowed,

  •
  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

  •
  every capital lease obligation of that person,

  •
  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

  •
  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the junior subordinated debenture indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the junior subordinated debentures or to other indebtedness which ranks equally with, or junior to, the junior subordinated debentures. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The junior subordinated debenture indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The junior subordinated debenture indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debentures prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debentures.

Governing Law

        The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

        The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the trustee will not be required to exercise any of its powers under the junior subordinated debenture indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

 DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.

        Our authorized capital stock consists of 2.5 billion shares of common stock and 500 million shares of preferred stock.

        As of March 31, 2014, we had 294,814,710 million outstanding shares of common stock. As of March 31, 2014, we had 3 million shares of Series A Perpetual Preferred Stock and 10 million shares of Series B Perpetual Preferred Stock outstanding.

        The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Common Stock

        Holders of common stock are entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available for the payment of such dividends. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of Principal Financial Group, Inc., holders of common stock are entitled to share equally and ratably in the assets of Principal Financial Group, Inc., if any, remaining after the payment of all liabilities of Principal Financial Group, Inc. and the liquidation preference of any outstanding class or series of preferred stock. The rights and privileges of holders of common stock are subject to the outstanding Series A Perpetual Preferred Stock, the outstanding Series B Perpetual Preferred Stock or any series of preferred stock that we may issue in the future, as described below. Our common stock is listed on the New York Stock Exchange under the symbol "PFG".

Preferred Stock

        We will describe the particular terms of any series of preferred stock and any related guarantee in the prospectus supplement relating to the offering.

        Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the voting rights, designations, preferences and qualifications, limitations and restrictions of the shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock.

        We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.

Change of Control Related Provisions in Our Certificate of Incorporation and By-Laws, and Delaware Law

        A number of provisions of our certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of our certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential antitakeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the Iowa insurance laws may also have an antitakeover effect. The following description of selected provisions of our certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the Iowa insurance laws are necessarily general and reference should be made in each case to our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement that includes this prospectus, and to the provisions of those laws, See "Where You Can Find More Information" for information on where to obtain a copy of our certificate of incorporation and by-laws.

  Unissued Shares of Capital Stock

        Common Stock.    As of March 31, 2014, we had 294,814,710 million outstanding shares of common stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

        Preferred Stock.    As of March 31, 2014, we had 3 million shares of Series A Perpetual Preferred Stock and 10 million shares of Series B Perpetual Preferred Stock outstanding. Our board of directors has the authority to issue additional preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by our stockholders. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

        Classified Board of Directors and Removal of Directors.    Our certificate of incorporation provides that the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our certificate of incorporation also provides that directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of our board of directors that would effect a change of control.

        Restriction on Maximum Number of Directors and Filling of Vacancies on our Board of Directors.    Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors shall at no time consist of fewer than three directors. Stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled, it shall be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

        Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent.    Our by-laws provide for advance notice requirements for stockholder proposals and nominations for director. In addition, under the provisions of both our certificate of incorporation and by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. The Chairman of the Board, chief executive officer, or, under some circumstances, the president or any vice president, and the board of directors may call a special meeting. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

  Limitations on Director Liability

        Our certificate of incorporation contains a provision that is designed to limit our directors' liability. Specifically, directors will not be held liable to Principal Financial Group, Inc. for monetary damages for breach of their fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

        The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of Principal Financial Group, Inc. unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors' duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Principal Financial Group, Inc. and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

        Our by-laws also provide that we will indemnify our directors and officers. We are required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending, threatened or completed legal proceedings because of the director's or officer's position with Principal Financial Group, Inc. or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Principal Financial Group, Inc.

        Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation and By-Laws.    The provisions of our certificate of incorporation governing, among other things the classified board, the director's discretion in determining what he or she reasonably believes to be in the best interests of Principal Financial Group, Inc., the liability of directors and the elimination of stockholder actions by written consent may not be amended, altered or repealed unless the amendment is approved by the vote of holders of three-fourths of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. Our by-laws may be amended by the board of directors or by the vote of holders of three-fourths of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that have an antitakeover effect.

        Business Combination Statute.    In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, unless we elect in our certificate of incorporation not to be governed by the provisions of Section 203. We have not made that election. Section 203 can affect the ability of an "interested stockholder" of Principal Financial Group, Inc. to engage in business combinations, such as mergers, consolidations or acquisitions of additional shares of Principal Financial Group, Inc., for a period of three years following the time that the stockholder becomes an "interested stockholder." An "interested stockholder" is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (a) the business combination or transaction which results in the stockholder becoming an "interested stockholder" is approved by the corporation's board of directors prior to the time the stockholder becomes an "interested stockholder" or (b) the "interested stockholder," upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

  Limitations on Acquisitions of Securities

        State insurance laws and other related state laws could be a significant deterrent to any person interested in acquiring control of Principal Financial Group, Inc. The insurance holding company and other insurance laws of many states regulate changes of control of insurance holding companies, such as Principal Financial Group, Inc. A change of control is generally presumed upon acquisitions of 10% or more of voting securities. The Iowa and Arizona insurance holding company laws and other Delaware, Vermont and California laws and regulations, which are applicable to us, require filings in connection with proposed acquisitions of control of domestic insurance companies and other regulated entities. These insurance holding company laws and other laws and regulations prohibit a person from acquiring direct or indirect control of an insurer or other regulated entity incorporated in the relevant jurisdiction without prior regulatory approval.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock, our Series A Perpetual Preferred Stock and our Series B Perpetual Preferred Stock is Computershare Investor Services, LLC.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

        We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

        We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

        The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

        Upon receipt of notice of any meeting at which you, as a holder of interests, in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        The deposit agreement will terminate if:

  •
  all outstanding depositary shares have been redeemed, or

  •
  there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

        Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

        The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

  •
  the title of the debt warrants,

  •
  the debt securities for which the debt warrants are exercisable,

  •
  the aggregate number of the debt warrants,

  •
  the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

  •
  currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

  •
  the procedures and conditions relating to the exercise of the debt warrants,

  •
  the designation and terms of any related debt securities and guarantee issued with the debt warrants, and the number of debt warrants issued with each debt security,

  •
  the date, if any, from which you may separately transfer the debt warrants and the related securities,

  •
  the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

  •
  the maximum or minimum number of the debt warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations,

  •
  any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

  •
  the terms of the securities you may purchase upon exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

  •
  the title of the warrants,

  •
  the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

  •
  the aggregate number of the warrants,

  •
  the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

  •
  currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

  •
  the procedures and conditions relating to the exercise of the warrants,

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

  •
  the date, if any, from which you may separately transfer the warrants and the related securities,

  •
  the date on which your right to exercise the warrants commences, and the date on which your right expires,

  •
  the maximum or minimum number of warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations, and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

        We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amounts of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

        We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock or other securities, property or assets, at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the purchase contract. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any purchase contracts or purchase units and any related guarantee.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        The trustees of each trust will issue preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of trust preferred securities, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one trust are not available to satisfy the obligations of any other trust.

        The following description of the terms of the form of trust agreement is a summary. It summarizes only those portions of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the trust agreement.

Ranking of Preferred Securities

        The preferred securities of a trust will rank equally, and we will make payments proportionately, with the common securities of the trust except as described under "—Subordination of Common Securities." The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities.

        Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

Distributions on the Preferred Securities

        The trust will pay the distributions on the preferred securities and common securities at a rate specified in the prospectus supplement.

        The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term "distributions" as we use it in this prospectus includes any additional amounts provided in the corresponding trust agreement.

        Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term "business day" in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the applicable trustee is closed for business.

        If provided in the applicable prospectus supplement, we have the right under the junior subordinated debt security indenture, the contract that provides the terms for the corresponding junior subordinated debt securities, to extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the junior subordinated debt securities. As a consequence of any extension, distributions on the corresponding preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set form in the prospectus supplement.

        If we exercise this right, during the extension period we and our subsidiaries may not:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

  •
  make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debt securities or make any related guarantee payments, other than:

  •
  dividends or distributions on our common stock,

  •
  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee.

        We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debt securities in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See "Description of Corresponding Junior Subordinated Debt Securities."

        If we do not make interest payments on the corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the corresponding preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.

Redemption

  Redemption on a Repayment or Redemption of the Corresponding Junior Subordinated Debt Securities

        Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the corresponding preferred securities. This redemption must be made upon not less than 30 nor more than 60 days' notice to you. The redemption price will be equal to the aggregate liquidation preference of the preferred securities, plus accumulated and unpaid distributions on the preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the corresponding junior subordinated debt securities. See "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption."

        If less than all of any series of corresponding junior subordinated debt securities are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debt securities repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.

        We must repay the principal of the corresponding junior subordinated debt securities when they are due. In addition, we will have the right to redeem any series of corresponding junior subordinated debt securities:

  •
  in whole or in part, subject to the conditions we describe under "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption,"

  •
  at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions we describe under "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption," or

  •
  as we may otherwise specify in the applicable prospectus supplement.

  Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event

        If an event occurs that constitutes a tax event or an investment company event we will have the right to:

  •
  redeem the corresponding junior subordinated debt securities in whole, but not in part, and cause a mandatory redemption of the preferred securities and common securities in whole, but not in part, within 90 days following the occurrence of the tax event or an investment company event, or

  •
  dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

        If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debt securities at the time that we exercise our right to elect to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

        When we use the term "additional sums" in this prospectus we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

        When we use the term "tax event" we mean the receipt by the trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the trust issues the preferred securities, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debt securities,

  •
  interest payable by us on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes, or

  •
  the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        When we use the term "investment company event" we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of preferred securities issued by the trust.

        When we use the term "like amount," we mean:

  •
  with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities, and

  •
  with respect to a distribution of corresponding junior subordinated debt securities to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debt securities having a principal amount equal to the liquidation amount of your preferred securities.

        When we use the term "liquidation amount," we mean the stated amount of $25 per preferred security and common security.

        After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of preferred securities:

  •
  the series of preferred securities will no longer be deemed to be outstanding,

  •
  The Depository Trust Company, which we refer to in this prospectus as "DTC," or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon that distribution, and

  •
  any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.

        We can make no assurance as to what the market prices will be for the preferred securities or the corresponding junior subordinated debt securities that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debt securities that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Voluntary Distribution of Junior Subordinated Debentures

        If we so provide in the applicable prospectus supplement, we may elect, at any time, to dissolve the trust and cause the corresponding junior subordinated debt securities to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.

Redemption Procedures

        The trust will redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The trust will make redemptions of the preferred securities and pay the redemption price only to the extent that it has funds available for the payment of the redemption price. See also "—Subordination of Common Securities."

        If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See "—Book-Entry Issuance."

        If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.

        The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities," distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        Subject to applicable law, including United States federal securities law, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

        The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debt securities to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.

        If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.

Subordination of Common Securities

        The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable. If any event of default resulting from a debenture event of default exists, we as holder of the common securities of the trust will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Dissolution

        Each trust will automatically dissolve upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will dissolve the trust on the first to occur of:

  •
  our bankruptcy, dissolution or liquidation,

  •
  the occurrence of a tax event, an investment company event or a grantor trust event (each as defined in the trust agreement) and written direction is given by us to the property trustee within forty-five days of such event to dissolve the trust,

  •
  the redemption of all of the preferred securities, and

  •
  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

        If an early dissolution occurs as described in the clauses above (except with respect to a redemption of all of the preferred securities), the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debt securities. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the "liquidation distribution." If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes a debenture event of default, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early dissolution occurs as described in the third clause above, the corresponding junior subordinated debt securities may be subject to optional redemption in whole, but not in part.

Events of Default; Notice

        Under the terms of the form of trust agreement, each of the following constitutes an event of default for a series of preferred securities:

  •
  the occurrence of a debenture event of default under the junior subordinated debt security indenture (see "Description of Junior Subordinated Debt Securities—Debenture Events of Default") or an event of default described in any related guarantee,

  •
  default by the trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days,

  •
  default by the trust in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable,

  •
  default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement, or

  •
  the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

        If a debenture event of default then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See "—Liquidation Distribution Upon Dissolution."

        The existence of an event of default does not entitle you to accelerate the maturity.

Removal of Trustees

        Unless a debenture event of default then exists, the holder of the common securities may remove any trustee. If a debenture event of default then exists the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-trustees and Separate Property Trustee

        Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one or more persons approved by the property trustee either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or, to the extent required by law, to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.

Merger or Consolidation of Trustees

        Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

        A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as described under "—Liquidation Distribution Upon Dissolution."

        A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state. However, the following conditions must be satisfied:

  •
  the successor entity must either:

  •
  expressly assume all of the obligations of the trust relating to the preferred securities, or

  •
  substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities,

  •
  we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities,

  •
  the successor securities must be listed, or any successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed,

  •
  the merger, consolidation, amalgamation or replacement must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

  •
  the merger, consolidation, amalgamation or replacement must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect,

  •
  the successor entity must have a purpose substantially identical to that of the trust,

  •
  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we must have received an opinion of counsel to the trust to the effect that:

  •
  the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect, and

  •
  following the merger, consolidation, amalgamation or replacement neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

  •
  we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

        However, a trust must not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

        Except as provided below and under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities—Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, you will have no voting rights.

        We and the administrative trustees may amend a trust agreement without your consent:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, or

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

        However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any such amendments of the trust agreement will become effective when notice is given to you and us.

        We and the administrative trustees may also amend a trust agreement with:

  •
  the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities, and

  •
  receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for United States federal income tax purposes or its exemption from the status of an "investment company" under the Investment Company Act.

        Without both your and our consent a trust agreement may not be amended to:

  •
  change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date, or

  •
  restrict your or our right to institute suit for the enforcement of any payment on or after that date.

        So long as any corresponding junior subordinated debt securities are held by the property trustee, the trustees may not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debt securities,

  •
  waive any past default that is waiveable under specified sections of the junior subordinated debt security indenture,

  •
  exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities is due and payable, or

  •
  consent to any amendment, modification or termination of the junior subordinated debt security indenture or the corresponding junior subordinated debt securities, where that consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated debt security indenture would require the consent of each holder of corresponding junior subordinated debt securities affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the corresponding preferred securities.

        The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

        Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

        Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.

        Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

        We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depositary which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

  •
  by the depositary to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee, or

  •
  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Preferred Security

        If we issue a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

        So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

  •
  will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

  •
  will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

  •
  will not be considered the owner or holder of the preferred security under the trust agreement.

  Payments of Distributions

        We will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Preferred Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

        Further, we may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agency

        A trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless we state otherwise in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days' written notice to the administrative trustees, property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

Registrar and Transfer Agent

        Unless we state otherwise in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

        A trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

        The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

        The trust agreements authorize and direct the administrative trustees to operate the related trusts in such a way that the trusts will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of a trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.

        You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

 DESCRIPTION OF GUARANTEE BY PRINCIPAL FINANCIAL GROUP, INC.
OF THE TRUST PREFERRED SECURITIES

        At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit, as a holder of the preferred securities. Wilmington Trust Company will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act.

        The following description of the terms of the guarantee is a summary. It summarizes only those portions of the guarantee that we believe will be most important to your decision to invest in the preferred securities of a trust. You should keep in mind, however, that it is the guarantee, and not this summary, which defines your rights as a holder of preferred securities. There may be other provisions in the guarantee that are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the guarantee. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which the guarantee relates.

General Terms of the Guarantee

        We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

        The following payments, which we refer to in this prospectus as the "guarantee payments," to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

  •
  any accrued and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments,

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  the redemption price for any preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debt securities are distributed to you, the lesser of:

  •
  the liquidation distribution, and

  •
  the amount of assets of the trust remaining available for distribution to you.

        Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

        The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

        If we do not make interest payments on the corresponding junior subordinated debt securities held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantee will rank subordinate and junior in right of payment to all senior debt. See "—Status of the Guarantee."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including our obligations under the guarantee, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor.

        Unless we state otherwise in the applicable prospectus supplement, the guarantee does not limit us from incurring or issuing other secured or unsecured debt under any indenture that we may have entered into or enter into in the future. We expect from time to time to incur additional senior indebtedness. See "—Status of the Guarantee."

        We have, through the guarantee, the trust agreement, the junior subordinated debt securities, the junior subordinated debt security indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees by Principal Financial Group, Inc. of the Trust Preferred Securities."

Status of the Guarantee

        The guarantee will constitute an unsecured obligation of Principal Financial Group, Inc. and will rank subordinate and junior in right of payment to all its senior debt.

        Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The property trustee of the related trust will hold the guarantee for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debt securities to you.

Amendments and Assignment

        We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under "Description of the Preferred Securities—Voting Rights; Amendment of Trust Agreement."

        All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

Events of Default

        An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

        You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Guarantee

        The guarantee will terminate and be of no further force and effect:

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  upon full payment of the redemption price of the related preferred securities,

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  upon full payment of the amounts payable upon liquidation of the related trust, or

  •
  upon distribution of corresponding junior subordinated debt securities to the holders of the preferred securities.

        The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantee.

Governing Law

        The guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

        Under an expense agreement entered into by us, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

 DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

        The corresponding junior subordinated debt securities are to be issued in one or more series of junior subordinated debt securities under the junior subordinated debt security indenture with terms corresponding to the terms of the related preferred securities. See "Description of Junior Subordinated Debt Securities."

        The following description of the terms of the corresponding junior subordinated debt securities and the junior subordinated debt security indenture is a summary. It summarizes only those portions of the junior subordinated debt security indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated debt security indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated debt security indenture which are also important to you. You should read the junior subordinated debt security indenture itself for a full description of its terms. The junior subordinated debt security indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debt security indenture.

General Terms of the Corresponding Junior Subordinated Debt Securities

        At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale and the consideration paid by us for the common securities in a series of corresponding junior subordinated debt securities issued by us to the trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debt securities. The corresponding junior subordinated debt securities will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated debt security indenture to all our senior indebtedness. See "Description of Junior Subordinated Debt Securities—Subordination" and the prospectus supplement relating to any offering of related preferred securities.

Optional Redemption

        Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debt securities on any interest payment date, in whole or in part. Unless we state otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debt securities will be equal to any accrued and unpaid interest to the date fixed for redemption, plus the greater of:

  •
  the principal amount of the debentures, and

  •
  an amount equal to:

  •
  for junior subordinated debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments. See "Description of Junior Subordinated Debt Securities—Redemption."

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  for junior subordinated debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments. See "Description of Junior Subordinated Debt Securities—Redemption."

        If a tax event or an investment company event exists, we may, at our option, redeem the corresponding junior subordinated debt securities on any interest payment date falling within 90 days of the occurrence of the tax event or investment company event, in whole but not in part, subject to the provisions of the junior subordinated debt security indenture. The redemption price for any corresponding junior subordinated debt securities will be equal to 100% of the principal amount of the corresponding junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. See "Description of Junior Subordinated Debt Securities—Redemption."

        For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debt securities in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the series for all interest periods terminating on or prior to the redemption date.

Covenants of Principal Financial Group, Inc.

        We will covenant in the junior subordinated debt security indenture for each series of corresponding junior subordinated debt securities that we will pay additional sums to the trust, if:

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  the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debt securities,

  •
  a tax event exists, and

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  we have not redeemed the corresponding junior subordinated debt securities or terminated the trust.

        We will also covenant, for each series of corresponding junior subordinated debt securities, that we and our subsidiaries will not:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock, or

  •
  make any payment of principal of, interest or premium, if any, on or repay or repurchase or redeem any debt securities, including other corresponding junior subordinated debt securities, that rank equally with or junior in interest to the corresponding junior subordinated debt securities or make any related guarantee payments, other than:

  •
  dividends or distributions in our common stock,

  •
  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee of preferred securities,

if at that time:

  •
  there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an "event of default" under the junior subordinated debt security indenture for that series of corresponding junior subordinated debt securities which we have not taken reasonable steps to cure,

  •
  we are in default on our payment of any obligations under the related guarantee, or

  •
  we have given notice of our selection of an extension period as provided in the junior subordinated debt security indenture for that series of corresponding junior subordinated debt securities and have not rescinded that notice, or the extension period, or any extension, is continuing.

        We will also covenant, for each series of corresponding junior subordinated debt securities:

  •
  to maintain, by ourselves or our permitted successors, directly or indirectly, 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued,

  •
  not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debt securities to you in liquidation of the trust, or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement, and

  •
  to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a statutory trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES BY
PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES

        As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debt securities, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

  •
  the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities,

  •
  the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the corresponding preferred securities,

  •
  we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities, and

  •
  each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, to the extent set forth under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        Taken together, our obligations under each series of junior subordinated debt securities, the junior subordinated debt security indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debt securities, the trust will not pay distributions or other amounts due on its preferred securities.

        Notwithstanding anything to the contrary in the junior subordinated debt security indenture, we have the right to set-off any payment we are otherwise required to make under the junior subordinated debt security indenture with and to the extent we have made or are making a payment under the related guarantee.

        You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

        The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debt securities and related purposes.

        A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debt securities held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.

        Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debt securities, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Preferred Securities—Liquidation Distribution Upon Termination."

        Upon any voluntary or involuntary liquidation or bankruptcy of Principal Financial Group, Inc., the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.

        A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated debt security indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated debt security indenture provide that we may not make payments on the corresponding junior subordinated debt securities until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the junior subordinated debt security indenture.

 PLAN OF DISTRIBUTION

        We may sell securities from time to time in one or more transactions separately or as units with other securities, and the trusts may sell from time to time the trust preferred securities. We or the trusts may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We or the trusts may issue securities as a dividend or distribution. In some cases, we or the trusts or dealers acting with us or the trusts or on behalf of us or the trusts may also purchase securities and reoffer them to the public. We or the trusts may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we or the trusts designate may solicit offers to purchase the securities.

  •
  We or the trusts will name any agent involved in offering or selling securities, and disclose any commissions that we or the trusts will pay to the agent, in the applicable prospectus supplement.

  •
  Unless we or the trusts indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

  •
  Agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

        We or the trusts may use an underwriter or underwriters in the offer or sale of the securities.

  •
  If we or the trusts use an underwriter or underwriters, we or the trusts will execute an underwriting agreement with the underwriter or underwriters at the time that we or the trusts reach an agreement for the sale of the securities.

  •
  We or the trusts will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

  •
  The underwriters will use the applicable prospectus supplement to sell the securities.

  •
  We or the trusts may use a dealer to sell the securities.

  •
  If we or the trusts use a dealer, we or the trusts, as principal, will sell the securities to the dealer.

  •
  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

  •
  We or the trusts will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We or the trusts may solicit directly offers to purchase the securities, and we or the trusts may directly sell the securities to institutional or other investors. We or the trusts will describe the terms of direct sales in the applicable prospectus supplement.

        We or the trusts may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933, as amended.

        We or the trusts may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our or the trusts' agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the trusts, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933, as amended, in connection with the securities they remarket.

        We or the trusts may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or the trusts, in the ordinary course of business.

        We or the trusts may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

  •
  If we or the trusts use delayed delivery contracts, we or the trusts will disclose that we or the trusts are using them in the prospectus supplement and will tell you when we or the trusts will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we or the trusts describe in the prospectus supplement.

  •
  We or the trusts will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        We or the trusts may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we or the trusts so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or the trusts or borrowed from us or the trusts or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the trusts in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        We or the trusts may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We or the trusts may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we or the trusts default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

        Any underwriters, agents, dealers or remarketing firms will be identified and their compensation described in a prospectus supplement.

VALIDITY OF SECURITIES

        Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York, and the validity of any trust preferred securities offered by this prospectus will be passed upon for the trusts and us by Richards, Layton & Finger, P.A., special Delaware counsel to the trusts.

EXPERTS

        The consolidated financial statements of Principal Financial Group, Inc. appearing in the Principal Financial Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein), and the effectiveness of Principal Financial Group, Inc.'s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements and Principal Financial Group, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. This information may be read and copied at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The Securities and Exchange Commission maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the Securities and Exchange Commission's reporting requirements.

        This prospectus is part of a registration statement that we and the trusts have filed with the Securities and Exchange Commission relating to the securities to be offered. This prospectus does not contain all of the information we and the trusts have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the Securities and Exchange Commission, and we and the trusts refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the Securities and Exchange Commission's Public Reference Room or through its Internet site.

        Our common stock is listed on the New York Stock Exchange, Inc. You can also inspect reports and other information concerning us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

 INCORPORATION BY REFERENCE

        The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

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  our Annual Report on Form 10-K for the year ended December 31, 2013,

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014,

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  description of our common stock and the rights associated with our common stock contained in our registration statements on Form 8-A, dated October 10, 2001,

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  our Proxy Statement dated April 7, 2014, as amended, and

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  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus.

        You can obtain any filing incorporated by reference into this prospectus through us or from the Securities and Exchange Commission through the Securities and Exchange Commission's Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392 (Telephone: (515) 247-5111).

$

PRINCIPAL FINANCIAL GROUP, INC.

                        % Fixed-to-Floating Rate Junior Subordinated Notes due 2055

Fully and Unconditionally Guaranteed by
PRINCIPAL FINANCIAL SERVICES, INC.

PROSPECTUS SUPPLEMENT
                        , 2015

Joint Book-Running Managers

BofA Merrill Lynch
HSBC
Wells Fargo Securities
Barclays
Deutsche Bank Securities
Goldman, Sachs & Co.